                       Filed Pursuant to Rule 424 (b)(5)
                       Reg #333-39513

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 30, 1998

                                     500 Shares
                     Charles E. Smith Residential Realty, Inc.
                   Series C Cumulative Redeemable Preferred Stock
                    (Liquidation Preference $100,000 per share)

                               ---------------------

     Charles E. Smith Residential Realty, Inc. (the "Company") is a self-administered and self-managed public equity real estate investment trust ("REIT") that is engaged primarily in the acquisition, development, management and operation of multifamily properties in the Washington, D.C. metropolitan area.

     All of the shares of Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Shares"), of the Company offered hereby are being sold by the Company. The liquidation preference of each Series C Preferred Share is $100,000. See "Description of Series C Preferred Shares."

     Dividends on the Series C Preferred Shares will be cumulative from the date of original issue and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year (or, if such day is not a business day, the next business day), commencing February 15, 1998, at the rate of 7.91% of the liquidation preference per share per annum, or such other dividend rate as may be in effect if the Company does not satisfy certain financial tests or does not maintain its status as a REIT. Under certain circumstances, the dividend rate may be increased until the Company again satisfies such tests or redeems the Series C Preferred Shares. The dividend rate will be reduced permanently to 7.66% if the Series C Preferred Shares receive a rating of BBB- or higher by Duff & Phelps Credit Rating Company. See "Description of Series C Preferred Shares -- Dividends."

     The Series C Preferred Shares are not redeemable prior to February 1, 2028 except under certain circumstances including certain changes of control, loss of REIT status or failure to satisfy certain financial tests. On and after such date, the Series C Preferred Shares may be redeemed, in whole or in part, at the option of the Company, at a redemption price of $100,000 per Series C Preferred Share, plus all accrued and unpaid dividends plus the Make-Whole Amount (as defined herein). The Series C Preferred Shares will not be subject to any sinking fund and will not be convertible into any other securities of the Company. See "Description of Series C Preferred Shares -- Redemption."

     Under certain circumstances, the Company may apply for listing of the Series C Preferred Shares on a national securities exchange for trading or seek approval for trading of the Series C Preferred Shares through an inter-dealer quotation system. There can be no assurance regarding the future development of a market for the Series C Preferred Shares. If such a market were to develop, the Series C Preferred Shares could trade at prices that may be higher or lower than the initial public offering price of the Series C Preferred Shares depending on many factors. See "Description of Series C Preferred Shares--General."


  See "Risk Factors" beginning on page 2 of the accompanying Prospectus for a discussion of certain factors relating to an investment in the Series C
                               Preferred Shares.

                               ---------------------
                                         S-1

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
             OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------------

                   Initial Public         Placement          Proceeds To
                   Offering Price        Agent Fee(1)         Company(2)
                  -----------------    ---------------     ----------------
Per Share             $100,000             $2,000              $98,000
Total  $            $50,000,000          $1,000,000          $49,000,000

---------------------
(1) The Company has agreed to indemnify the Placement Agent against certain liabilities under the Securities Act of 1933. See "Plan of Distribution."

(2)  Before deducting expenses payable by the Company estimated at $100,000.

                               ---------------------

           The date of this Prospectus Supplement is January 30, 1998.

     As used herein, the term "Company" includes Charles E. Smith Residential Realty, Inc., a Maryland corporation, Charles E. Smith Residential Realty L.P. (the "Operating Partnership") and/or one or more of its subsidiaries, as appropriate; the term "Series C Preferred Shares" refers to the shares of Series C Cumulative Redeemable Preferred Stock, par value $.01 per share and liquidation preference $100,000 per share, of the Company; and the offering of Series C Preferred Shares made hereby is herein referred to as the "Offering." This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in the section entitled "Risk Factors" beginning on page 2 of the accompanying Prospectus.

                                    THE COMPANY

     Charles E. Smith Residential Realty, Inc. is a public equity REIT that is engaged primarily in the acquisition, development, management and operation of multifamily properties in the Washington, D.C. metropolitan area. Together with its subsidiaries, the Company is a fully integrated real estate organization with in-house acquisition, development, financing, marketing, leasing and property management expertise. The Company is structured as an umbrella partnership REIT ("UPREIT"), in which all of the Company's properties (the "Properties"), property interests, and business assets are owned by, and its operations are conducted through, the Operating Partnership and its subsidiaries. As of January 29, 1998, the Company owned 49 multifamily apartment communities containing a total of 18,523 units and two retail centers containing approximately 436,000 square feet of retail space.

     The Company's primary business is to acquire, develop, own and manage high quality multifamily properties for income generation and long-term value appreciation. Since its IPO, the Company has increased its multifamily portfolio by 6,688 apartment units, or approximately 56.5%, through acquisitions and development. The Company currently has pending additional acquisitions totaling 299 apartment units as well as several development projects in advanced planning stages.

     A substantial majority of the Properties are located in the Washington, D.C. metropolitan area, which traditionally has been, and which the Company believes will continue to be, among the strongest regions in the United States for multifamily rental properties.

     The Company is the sole general partner and owned approximately 51.34% of the Operating Partnership Units as of December 31, 1997. The other limited partners of the Operating Partnership are the former limited and general partners of partnerships that owned the properties, and the former owners of certain property service businesses, acquired by the Operating Partnership either at the time of its formation in June 1994 or at various times thereafter. In addition, the Operating Partnership owns 100% of the nonvoting common stock, which represents 99% of the total economic interest, of three operating companies which provide property services to the Properties owned by the Operating Partnership and to multifamily, retail, and office properties owned by affiliated and other third parties.

                     DESCRIPTION OF SERIES C PREFERRED SHARES

     The following description of particular terms of the Series C Preferred Shares supplements, and to the extent inconsistent therewith, replaces, the description of the general terms of the Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made. The following description is qualified in its entirety by reference to the provisions of the Articles Supplementary relating to the Series C Preferred Shares (the "Articles Supplementary") and the Company's Articles of Incorporation (the "Articles"), the terms of which are incorporated by reference herein.

GENERAL

     Subject to limitations prescribed by Maryland law and its Articles, the Company is authorized to issue, from its authorized but unissued capital stock, shares of Preferred Stock in one or more series, in such numbers of shares and with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the Company's Board of Directors may authorize from time to time. The Company currently has outstanding 1,661,744 shares of Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Shares") and 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Shares"). The Board of Directors has authorized the Company to designate and issue the Series C Preferred Shares. The Series C Preferred Shares will rank on a parity with the Series A Preferred Shares and the Series B Preferred Shares as to dividends and amounts payable upon liquidation.

     When issued, the Series C Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Series C Preferred Shares will have no preemptive rights with respect to any shares of the capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series C Preferred Shares will not be subject to any sinking fund or other obligation of the Company to redeem or retire the Series C Preferred Shares.

     The transfer agent, registrar and dividend disbursing agent for the Series C Preferred Shares will be Smith Realty Company or such other agent as may be designated by the Board of Directors of the Company.

     Under limited circumstances, the Company may apply for listing of the Series C Preferred Shares on a national securities exchange for trading or seek approval for trading of the Series C Preferred Shares through an inter-dealer quotation system. See "Plan of Distribution."

RANKING

     The Series C Preferred Shares will rank equally with the Company's outstanding Series A Preferred Shares and Series B Preferred Shares and senior to the Common Stock of the Company with respect to payment of dividends and amounts payable upon liquidation, dissolution or winding up.

     While any Series C Preferred Shares are outstanding, the Company may not authorize, create or increase the authorized amount of any class of security that ranks senior to the Series C Preferred Shares with respect to the payment of dividends or amounts payable upon liquidation, dissolution or winding up, or any class or any security convertible into shares of such a class, without the consent of the holders of two-thirds of the outstanding Series C Preferred Shares, voting as a single class; provided that no such vote of the holders of the Series C Preferred Shares is required if provision is made for the redemption of the Series C Preferred Shares prior to or simultaneously with the matter subject to vote. However, the Company may create additional classes of other stock, increase the authorized number of preferred shares or issue series of preferred shares ranking on a parity with the Series C Preferred Shares with respect, in each case, to the payment of dividends and amounts payable upon liquidation, dissolution and winding up (a "Parity Share") without the consent of any holder of Series C Preferred Shares. See "--Voting Rights" below.

DIVIDENDS

     Holders of Series C Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to the Dividend Rate. Such dividends will be cumulative from the first day of the applicable Dividend Period, whether or not in any Dividend Period or Periods there are funds of the Company legally available for the payment of such dividends, and will be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates. Each such dividend will be payable in arrears to the holders of record of Series C Preferred Shares as they appear in the records of the Company at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as will be fixed by the Board of Directors (each, a "Dividend Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on the applicable Dividend Record Date. Any dividend payment made on Series C Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to Series C Preferred Shares that remains payable.

     Except as provided below, the amount of dividends payable for each full Dividend Period on the Series C Preferred Shares will be computed by dividing the applicable Dividend Rate by four. The initial Dividend Period will include a partial dividend for the period from the date of issuance until February 14, 1998. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series C Preferred Shares will be computed on the basis of a 360-day year of twelve 30-day months. For any Dividend Period in which a Reduced Dividend Trigger Date occurs, the dividend amount for such Dividend Period will equal the sum of:
(x) the product of (i) the Initial Dividend Rate divided by four, times (ii) the number of days during the Dividend Period when the Reduced Dividend Rate is not in effect divided by (iii) the total number of days in the Dividend Period, plus (y) the product of (i) the Reduced Dividend Rate divided by four times (ii) the number of days during the Dividend Period when the Initial Dividend Rate is not in effect divided by (iii) the total number of days in the Dividend Period. Holders of Series C Preferred Shares will not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as described herein on the Series C Preferred Shares. The Reduced Dividend Rate shall remain in effect for all Dividend Periods after the Reduced Dividend Trigger Date. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

     In the event a Trigger Event occurs, the Dividend Rate for any Dividend Period thereafter but prior to the Reduced Dividend Trigger Date will be determined as follows:

     (i) The Dividend Rate for the Dividend Period in which the Trigger Event occurs and the immediately following two full Dividend Periods will be the same as the Dividend Rate in effect immediately prior to the occurrence of such Trigger Event.

     (ii) In the event that a Trigger Event is no longer in effect as of the end of the second full Dividend Period following the occurrence of such Trigger Event, the provisions described in this section will no longer apply with respect to such Trigger Event.

     (iii) In the event that such Trigger Event continues to be in effect as of the end of the second full Dividend Period following the occurrence of such Trigger Event, then the Dividend Rate for the immediately following full two Dividend Periods shall be the Increased Dividend Rate.

     (iv) In the event that such Trigger Event is no longer in effect as of the end of the fourth full Dividend Period following the occurrence of such Trigger Event, then the Dividend Rate for the immediately following Dividend Period shall be (A) the Increased Dividend Rate if the Trigger Event was in effect as of the immediately preceding Dividend Payment Date or (B) if such Trigger Event shall not have been in effect as of the immediately preceding Dividend Payment Date, the Initial Dividend Rate, unless another Trigger Event shall have occurred, in which case the Dividend Rate shall be determined in accordance with these paragraphs (i)-(v) with respect to such additional Trigger Event.

     (v) In the event that such Trigger Event continues to be in effect as of the end of the fourth full Dividend Period following the occurrence of such Trigger Event, then the Dividend Rate for the immediately following Dividend Period shall be the Additional Dividend Rate.
            The Dividend Rate shall continue to be the Additional Dividend Rate until such time as such Trigger Event shall not have been in effect for two consecutive Dividend Payment Dates, in which event the Dividend Rate for the Dividend Period ending on the second of such Dividend Payment Dates shall equal the Initial Dividend Rate, unless another Trigger Event shall have occurred, in which case the Dividend Rate shall be determined in accordance with these paragraphs (i)-(v) with respect to such additional Trigger Event.

     So long as Series C Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, will be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Shares and accumulated and unpaid on such Parity Shares.

     The Company will not (i) declare, pay or set apart funds for the payment of any dividends, (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) or other distribution with respect to any Junior Shares, (ii) redeem, purchase or otherwise acquire (other than a redemption, purchase, or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for consideration or money paid or made available for redemption of Junior Shares through a sinking fund or otherwise, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless (A) the full cumulative dividends on all outstanding Series C Preferred Shares and any other Parity Shares for the Company have been or contemporaneously are declared and paid or declared and set apart for payment of such dividends and
(ii) sufficient funds have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to any Parity Shares.

     Dividends on Series C Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Shares that may be in arrears. Holders of Series C Preferred Shares will not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of the full cumulative dividends, as described herein, on the Series C Preferred Shares.

     If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to holders of Series C Preferred Shares will be in the same portion that the Total Dividends paid or made available to the holders of Series C Preferred Shares for the year bears to the Total Dividends.

LIQUIDATION

     Upon any liquidation, dissolution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) is made to or set apart for the holders of Junior Shares, the holders of the Series C Preferred Shares will be entitled to receive an amount per Series C Preferred Share equal to $100,000 plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders will not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series C Preferred Shares are insufficient to pay in full the preferential amount and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series C Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. Neither a merger or other consolidation with another entity or entities, a statutory share exchange, nor a sale, lease or conveyance of all or substantially all of the Company's property or business will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

     Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series C Preferred Shares, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series C Preferred Shares, as provided in the preceding paragraph, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Shares shall not be entitled to share therein.

REDEMPTION

     The Series C Preferred Shares are not redeemable by the Company except as follows:

     (i) On and after the Call Date and on any Dividend Payment Date thereafter, the Company, at its option, may redeem the Series C Preferred Shares, in whole at any time, or from time to time in part, out of funds legally available therefor for cash at a redemption price of $100,000 per Series C Preferred Share plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date.

     (ii) At any time after a Trigger Event has occurred and is continuing, but prior to the Reduced Dividend Trigger Date the Company will have the right to redeem all (but not less than all) of the outstanding Series C Preferred Shares at a redemption price of $100,000 per Series C Preferred Share plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date plus the Make-Whole Amount as of the Redemption Date.

     Upon any redemption of Series C Preferred Shares at the Company's option, the Company will pay all accrued and unpaid dividends, if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Shares at the close of business on that dividend payment record date will be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares called for redemption.

     Unless full cumulative dividends on the Series C Preferred Shares and any other class or series of Parity Shares of the Company have been declared and paid or declared and set apart for payment for all dividend periods ended on or before the Redemption Date, the Series C Preferred Shares may not be redeemed at the Company's option in part and the Company may not purchase or acquire Series C Preferred Shares, otherwise than except pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares.

     Notice of the redemption of any Series C Preferred Shares will be mailed by first-class mail to each holder of record of Series C Preferred Shares to be redeemed at the address of each such holder as shown on the Company's records, not less than 30 nor more than 90 days prior to the Redemption Date. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each mailed notice shall state, as appropriate: (1) the Redemption Date; (2) the number of Series C Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. If notice has been given and the Company makes available funds necessary to effect redemption, dividends on the Series C Preferred Shares so called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of their holders will terminate (except the rights to receive the cash payable upon redemption, without interest, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company's obligation to provide cash in accordance with the preceding sentence will be fulfilled if, on or before the Redemption Date, the Company deposits with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of
the Series C Preferred Shares called for redemption.   No interest will
accrue for the benefit of the holders of Series C Preferred Shares to be redeemed on any cash so set aside by the Company.

     The Series C Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

CHANGE OF CONTROL

     If a Change of Control occurs prior to the Reduced Dividend Trigger Date, the following provisions will apply:

     (i) Each holder of Series C Preferred Shares will have the right to require the Company, to the extent that the Company has funds legally available therefor, to repurchase all (but not less than all) of such holder's Series C Preferred Shares held on the date that such holder receives the notice described below in section (ii) at a repurchase price (the "Repurchase Price") payable in cash of $100,000, plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Repurchase Date plus the Make-Whole Amount computed as of the Repurchase Date, pursuant to the offer described below.

     (ii) Within 15 days following the Company becoming aware that a Change of Control has occurred, the Company will mail by first class mail or overnight courier a notice (the "Repurchase Offer") to each holder of Series C Preferred Shares stating (A) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase for cash all Series C Preferred Shares then held by such holder; (B) the Repurchase Date (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act); (C) the Repurchase
           Price; (D) the place or places at which certificates for such shares are to be surrendered; (E) that dividends on the shares to be repurchased shall cease to accrue on such Repurchase Date except as otherwise provided herein; and (F) the instructions determined by the Company, consistent with this subsection, that the holder must follow in order to have its Series C Preferred
           Shares repurchased.

     (iii) On the Repurchase Date, the Company will, to the extent lawful
           (and to the extent any payment is unlawful promptly after the date on which such payment thereafter becomes lawful), accept for payment Series C Preferred Shares tendered pursuant to the Repurchase Offer
           described above in subsection (ii).   The Company's obligation to
           provide cash in accordance with subsection (ii) will be fulfilled if, on or before the Repurchase Date, the Company deposits with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such repurchase, in trust, with irrevocable instructions that such cash be applied to the repurchase of the Series C Preferred Shares so called for repurchase. No interest shall accrue for the benefit of the holders of Series C Preferred Shares to be repurchased on any cash so set aside by the Company.

VOTING RIGHTS

     Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series C Preferred Shares will have no voting rights.

     If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Shares or any series or class of Parity Shares are in arrears (which means, with respect to any such quarterly dividend, that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors will be increased by two and the holders of Series C Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, will be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Shares and the Voting Preferred Shares then outstanding have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Shares and the Voting Preferred Shares to elect such additional two directors will terminate (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Shares and the Voting Preferred Shares will forthwith terminate and the number of the Board of Directors will be reduced accordingly. At any time after such voting power has vested in the holders of Series C Preferred Shares and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series C Preferred Shares (addressed to the Secretary at the principal office of the Company) must, call a special meeting of the holders of the Series C Preferred Shares and of the Voting Preferred Shares for the election of the directors to be elected by them. If any such special meeting is not called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Shares may call such meeting, upon notice, and for that purpose will have access to the records of the Company. The directors elected at any such special meeting will hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy occurs among the directors elected by the holders of the Series C Preferred Shares and the Voting Preferred Shares, a successor will be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Shares and the Voting Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series C Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Company's Articles of Incorporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series C Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

       (i) Any amendment, alteration or repeal of any of the provisions of the Company's Articles of Incorporation, the Company's By-Laws or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Shares; provided, however, that the amendment of the provisions of the Company's Articles of Incorporation so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series C Preferred Shares or any Parity Shares will not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Shares; or

      (ii) A share exchange that affects the Series C Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Series C Preferred Share
            (i) will remain outstanding without a material and adverse change to its terms and rights or (ii) will be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series C Preferred Share (except for changes that do not materially and adversely affect the holders of the Series C Preferred Shares); or

     (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends;

provided, however, that no such vote of the holders of Series C Preferred Shares will be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Shares at the time outstanding.

     For purposes of the foregoing provisions for voting, each Series C Preferred Share will have one (1) vote per share, except that when any other series of Preferred Shares will have the right to vote with the Series C Preferred Shares as a single class on any matter, then the Series C Preferred Shares and such other series will have with respect to such matters one (1) vote per $28.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C Preferred Shares will not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Company action.

REPORTING

     Until the Reduced Dividend Trigger Date, the Company will include in its periodic financial reports provided to holders of the Series C Preferred Shares a computation of the Leverage Ratio and the Fixed Charge Coverage Ratio as of the end of the most recent fiscal quarter of the Company for which financial statements are included in such reports.

CONVERSION

     The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company at the option of the holder.

RESTRICTIONS ON TRANSFER; OWNERSHIP LIMITS

     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer "individuals" during the last half of a full taxable year or during a proportionate part of a shorter taxable year. Under the constructive ownership provisions of the Code, stock owned by an entity, including a corporation, life insurance company, mutual fund or pension trust, is treated as owned by the ultimate individual beneficial owners of the entity. Because the Company intends to maintain its qualification as a REIT, the Company's Charter contains certain restrictions on the ownership and transfer of capital stock, including the Series C Preferred Shares, intended to assist the Company in complying with these requirements. For a complete description of these restrictions, see "Description of Common Stock--Restrictions on Transfer; Excess Stock" in the accompanying Prospectus.

CERTAIN DEFINITIONS

     As used herein:

          "ADDITIONAL DIVIDEND RATE" means $15,000.00 per share per annum.

          "AFFILIATE" means, with respect to any specified Person, any Person that controls, or is controlled by, or is under common control with such specified Person.

          "AGGREGATE PURCHASE PRICE" shall mean, with respect to the purchase of any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase, plus (ii) the principal amount of any note delivered or other deferred payment to be made in connection with such purchase, plus (iii) the value of any other consideration delivered in connection with such purchase (including without limitation, shares of the Company and partnership interests of any kind in CESLP), provided that shares of the Company and partnership interests of any class in CESLP redeemable therefor (with or without the passage of time) shall be valued based on the market price of such shares as reported on the New York Stock Exchange on the date of the closing of the applicable purchase.

          "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Shares.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "CALL DATE" means February 1, 2028.

          "CAPITAL EXPENDITURES" means any expenditures for any item that would be treated or defined as a capital expenditure under GAAP.

          "CAPITAL LEASES" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL RESERVE" shall mean, for any period, $62.50 for each residential unit for each fiscal quarter to occur during such period (in connection with any annualized calculation, the Capital Reserve used in such calculation shall also be annualized).

          "CASH AND CASH EQUIVALENTS" means (i) cash (excluding cash reserve accounts, tenant credit balances and pledged assets), (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest-bearing or discounted obligations of federal agencies and federal government-sponsored entities or pools of such instruments offered by banks, finance companies or other financial institutions and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes and Federal Farm Credit System securities, (iv) time deposits, domestic and Euro-Dollar certificates of deposit, bankers acceptances, commercial paper, floating rate notes, other money market instruments and letters of credit, each issued by banks, finance companies or other financial institutions, (v) obligations of domestic corporations, including without limitation, commercial paper, bonds and debentures, (vi) repurchase agreements with banks, finance companies or other financial institutions and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount in a daily basis and held in safekeeping and (vii) real estate loan pool participations.

          "CESLP" means Charles E Smith Residential Realty, L.P., a Delaware limited partnership or its successor.

          "CES SHARE" means CESLP's percentage ownership of an Investment Affiliate or Consolidated Subsidiary, as the case may be.

          "CHANGE OF CONTROL" means an occurrence of any of the following:

          (i) the acquisition, directly or indirectly, by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of 50% or more of the Company's outstanding capital stock with voting power, under ordinary circumstances, to elect directors of the Company;

          (ii) (A) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (including, but not limited to, real property investments) to any Person, or (B) any Person consolidates with, or merges with or into the Company, (unless no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, Beneficially Owns 50% or more of the securities of the surviving or transferee corporation); provided that the events described in this clause (ii) will not be deemed to be a Change of Control if (1) the Persons who are shareholders of the Company immediately preceding such transaction as a group Beneficially Own at least 50% of the Company's shares after such transaction or (2) the sole purpose of such event is that the Company is seeking to change its domicile or to change its form of organization from a corporation to a statutory business trust; or

          (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; provided that no transaction described in (i) or (ii) above shall constitute a Change of Control unless the rating assigned to the Series C Preferred Shares by the Rating Agency on the Rating Determination Date is lower than the Initial Rating and the rating assigned to the Series C Preferred Shares by the Rating Agency immediately prior to the first public announcement of such transaction is higher than the rating on the Rating Determination Date. The Company shall request the Rating Agency to reaffirm its rating promptly after such public announcement.

          "CONSOLIDATED EBITDA" for any period means the consolidated net income of CESLP (before extraordinary income or gains) as reported in CESLP's financial statements filed with the Securities and Exchange Commission increased by the sum of the following (without duplication):

               (i) all ordinary income and state franchise taxes paid or accrued according to GAAP for such period and all such taxes paid or accrued by the Property Service Businesses according to GAAP for such period (in each case, other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA);

               (ii) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

               (iii) depreciation and depletion reflected in such reported net income;

               (iv) amortization reflected in such reported net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (ii) above), goodwill, other intangibles and management fees; and

               (v) any other non-cash charges or discretionary prepayment penalties, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests);

          minus the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included on the calculation of net income.

          "CONSOLIDATED FIXED CHARGES" for any period means the sum of:

               (i) all interest expense paid or accrued in accordance with GAAP for such period (including financing fees and amortization of deferred financing fees and amortization of original issue discount);

               (ii) preferred stock dividend requirements for such period, whether or not declared or paid; and

               (iii) regularly scheduled amortization of principal during such period (other than any balloon payments at maturity).

          "CONSOLIDATED SUBSIDIARY" means at any date, any Subsidiary or other entity which is consolidated with the Company or CESLP in accordance with GAAP.

          "CONTINGENT OBLIGATION" as to any Person means, without duplication,
     (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, with respect to a guaranty by such Person of any Indebtedness or of any other Person. The amount of any Contingent Obligation described in clause (ii), with respect to a guaranty of interest and principal, shall be deemed to equal the Net Present Value of the sum of all payments required to be made thereunder, through, in the case of a guaranty of interest only or of interest and principal, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder). Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (x) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to CESLP), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (y) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.

          "DIVIDEND PAYMENT DATE" means the 15th day (or if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year; commencing February 15, 1998.

          "DIVIDEND PERIODS" means the periods commencing on, and including, February 15, May 15, August 15, and November 15 of each year and ending on the date prior to the next succeeding Dividend Payment Date (other than the initial Dividend Period, which will commence on the Issue Date and end on and include February 14, 1998, and other than the Dividend Period during which any Series C Preferred Shares are redeemed at the Company's option, which will end on and include the Redemption Date with respect to the Series C Preferred Shares being redeemed).

          "DIVIDEND RATE" means (i) the Initial Dividend Rate for all periods except when the Reduced Dividend Rate, the Increased Dividend Rate, or the Additional Dividend Rate is in effect; or (ii) the Reduced Dividend Rate from and including a Reduced Dividend Trigger Date; or (iii) the Increased Dividend Rate for any Dividend Period specified in paragraph (iii) or (iv) under "-- Dividends"; or (iv) the Additional Dividend Rate for any Dividend Period specified in paragraph (v) under "-- Dividends".

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on such next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Corporation on such day on such transactions as determined by the Corporation.

          "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters ending on or before such date for which financial statements are then available.

          "FULLY JUNIOR SHARES" means the Common Stock and any other class or series of shares of capital stock of the Company now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "INCREASED DIVIDEND RATE" means, following any Trigger Event, an amount equal to $9,910.00 per share per annum.

          "INDEBTEDNESS" as applied to any Person means, without duplication,
     (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by securities or other similar instruments, (c) all Contingent Obligations of such Person with respect to obligations of another Person described in clauses (a), (b) or (d) through (h), (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of property acquired by such Person (but not including items properly included as trade payables in accordance with
     GAAP), (f) all obligations in respect of Capital Leases of such Person,
     (g) all indebtedness, obligations or other liabilities of such Person or others secured by a voluntarily granted Lien on any asset of such Person (other than statutory Liens arising by operation of law), whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person, and (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), in each case to the extent any such items described in clauses (a) through
     (h) would be included in accordance with GAAP as liabilities on the liability side of the balance sheet of such Person.

          "INITIAL DIVIDEND RATE" means $7,910.00 per share per annum.

          "INITIAL RATING" means BB+.

          "INTEREST RATE CONTRACTS" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "INVESTMENT AFFILIATE" means any Person in whom CESLP holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of CESLP on the consolidated financial statements of CESLP.

          "ISSUE DATE" means the date on which the first Series C Preferred Shares are issued.

          "JUNIOR SHARES" means the Common Stock and any other class or series of capital stock of the Company now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "LAND" means unimproved real estate, including future phases of a partially completed project, owned or leased for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or has been discontinued for a continuous period longer than sixty (60) days prior to completion.

          "LEASE-UP PROPERTY" means any Property which has been substantially completed within the preceding two (2) year period and which has not been occupied by tenants under bona fide leases totalling at least seventy-five percent (75%) of the residential units in such Property for at least four (4) consecutive fiscal quarters.

          "LEVERAGE RATIO" means the percentage determined by dividing the Total Debt of CESLP by Market Value.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest in respect of such asset. For the purposes of these Articles Supplementary, the Company, CESLP or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LIQUIDATION PREFERENCE" means an amount per Series C Preferred Share equal to $100,000.

          "MAKE-WHOLE AMOUNT" means, in connection with any redemption of the Series C Preferred Shares pursuant to due to a Trigger Event or repurchase pursuant to a Repurchase Offer, an amount with respect to each Series C Preferred Share equal to the excess, if any of (i) the sum of (A) the aggregate of the present values as of the applicable Redemption Date or Repurchase Date of the dividends payable thereon at the Initial Dividend Rate on each Dividend Payment Date occurring on or prior to the Call Date (exclusive of dividends accrued to the Redemption Date) that would have been payable in respect of such Series C Preferred Share if such redemption had not been made, determined by discounting, on a quarterly basis, each such dividend payment at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective Dividend Payment Date on which such dividend would have been payable if such redemption had not been made, to the Redemption Date or Repurchase Date, plus (B) the present value as of the applicable Redemption Date or Repurchase Date of a payment equal to the amount that would be payable if such Series C Preferred Share were redeemed by the Company on the Call Date (including accrued and unpaid dividends from the first day of the Dividend Period in which such redemption would have occurred to such Redemption Date or Repurchase Date), determined by discounting, on a quarterly basis, such payment at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the Call Date to the Redemption Date or Repurchase Date, over (ii) the Liquidation Preference of such Series C Preferred Share.

          "MARKET VALUE" means the sum, without duplication, of (i) the book value of all Unrestricted Tangible Assets, plus (ii) for all income-producing residential rental Properties, other than Lease-Up Properties, owned and operated by CESLP or a Consolidated Subsidiary for at least two (2) consecutive fiscal quarters but less than four (4) fiscal quarters, the estimated market value thereof, as determined by dividing the annualized aggregate Net Operating Income of such Properties for the number of fiscal quarters actually owned, less the annualized Capital Reserve for such Properties, by a nine percent (9%) capitalization rate, plus (iii) for all income-producing residential rental Properties, other than Lease-Up Properties, owned and operated by CESLP or a Consolidated Subsidiary for four (4) fiscal quarters or more, the estimated market value thereof, as determined by dividing the aggregate Net Operating Income of such Properties for the immediately preceding four (4) fiscal quarters, less the annualized Capital Reserve for such Properties, by a nine percent (9%) capitalization rate, plus (iv) for all income-producing retail Properties owned and operated by CESLP or a Consolidated Subsidiary for at least two (2) consecutive fiscal quarters but less than four (4) consecutive fiscal quarters, the estimated market value thereof, as determined by dividing the annualized aggregate Net Operating Income of such Properties for the number of fiscal quarters actually owned, less the annualized Retail Capital Reserve Reduction Amount for such Properties, by a ten percent (10%) capitalization rate, plus (v) for all income-producing retail Properties owned and operated by CESLP or a Consolidated Subsidiary for four (4) consecutive fiscal quarters or more, the estimated market value thereof, as determined by dividing the aggregate Net Operating Income of such Properties for the immediately preceding four (4) fiscal quarters, less the annualized Retail Capital Reserve Reduction Amount for such Properties, by a ten percent (10%) capitalization rate, plus (vi) for any Properties owned and operated by CESLP or a Consolidated Subsidiary for a period of less than two (2) consecutive fiscal quarters, the Aggregate Purchase Price for such Properties, plus (vii) for the Property Service Businesses, the estimated market value thereof, determined by dividing the Property Service Business EBITDA for such Property Service Businesses for the immediately preceding four (4) fiscal quarters by a fourteen percent (14%) capitalization rate, plus (viii) the estimated market value of each Lease-Up Property and of all Properties which are not revenue generating, such as Land and Properties under Development, based upon the lower of (A) the cost of such Properties or (B) the estimated market value of such Property plus (ix) the CES Share of the estimated market value of any Property owned by any Investment Affiliate determined based upon the status of such Property in accordance with the applicable preceding subparagraphs (ii) through (viii).

          "NET OPERATING INCOME" means, for any period with respect to any Property, the net operating income of such Property for such period (i) determined in accordance with GAAP, (ii) determined in accordance with past practices of CESLP, (iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property, and (iv) exclusive of any deduction for depreciation, amortization or interest expense.

          "NET PRESENT VALUE" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

          "PAYING AGENT" means any Person authorized by the Company to make payments of the Repurchase Price with respect to the Series C Preferred Shares on behalf of the Company.

          "PERMITTED HOLDER" means Robert H. Smith, Robert P. Kogod, any member of their immediate families, and/or any of their respective Affiliates.

          "PERSON" means any individual, firm, partnership, corporation, association, limited liability company, trust or other entity or organization, (including a government or political subdivision or an agency or instrumentality thereof), and shall include any successor (by merger or otherwise) of such entity or organization.

          "PRIME RATE" means the rate of interest publicly announced by PNC Bank, National Association in Pittsburgh, Pennsylvania from time to time as its the Prime Rate, or if PNC Bank, National Association is no longer the administrative agent for the Corporation's revolving credit facility, then such other administrative agent as designated under the Corporation's revolving credit facility, or, if there is no such revolving credit facility, the rate published on the date of determination (or, if it is not a Business Day, the immediately preceding Business Day) as the "Prime Rate" under the heading "Money Rates" in the Wall Street Journal.

          "PROPERTIES UNDER DEVELOPMENT" means Properties primarily used for residential rental purposes owned by CESLP, a Consolidated Subsidiary or an Investment Affiliate and on which CESLP, a Consolidated Subsidiary or an Investment Affiliate has commenced and continues to pursue construction of a building or other improvements, provided that any such Property will no longer be considered a Property under Development when seventy-five percent (75%) of the rental units contained therein are occupied by tenants under leases.

          "PROPERTY" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other tangible asset owned by such Person.

          "PROPERTY SERVICE BUSINESSES" means any Person primarily engaged in providing services related to real estate properties, including Smith Realty, Company, Consolidated Engineering Services, Inc. and Smith Management Construction, Inc., so long as the Company and/or CESLP shall own, directly or indirectly, 50.1% or more of the economic interests therein.

          "PROPERTY SERVICE BUSINESS EBITDA" means, for any period (i) net income for such Property Service Business for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of net income for such period, plus (iii) interest expense deducted in the calculation of net income for such period, plus
     (iv) all federal, state, local and foreign income and gross receipts taxes deducted in the calculation for such period, minus (v) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of net income, for such period, all of the foregoing without duplication.

          "RATING AGENCY" means Duff & Phelps Credit Rating Company ("DCR") or its successor, or if DCR is not the Rating Agency, then another rating agency acceptable to holders of a majority of the outstanding Series C Preferred Shares.

          "RATING DETERMINATION DATE" means the earlier of (i) the date following the public announcement of a Change of Control or REIT Termination Event, as the case may be, on which the Rating Agency first affirms or changes the rating of the Corporation or its preferred stock and
     (ii) the date six (6) months after occurrence of a Change of Control or REIT Termination Event, as the case may be, or, if such date is not a Business Day, the next Business Day, unless on such date the Corporation or its preferred stock has been placed on a credit watch with negative implications by the Rating Agency in which event the Rating Determination Date will be the first date thereafter on which the ratings relating to the Corporation or its preferred stock have been either affirmed or changed.

          "REDEMPTION DATE" means the date specified in the notice to holders as the date for redemption of Series C Preferred Shares.

          "REDUCED DIVIDEND RATE" means an amount equal to the Initial Dividend Rate less $250.00 per share per annum.

          "REDUCED DIVIDEND TRIGGER DATE" means the date on which the Series C Preferred Shares first receive a public or shadow rating of BBB- or higher by the Rating Agency.

          "REINVESTMENT RATE" means the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Call Date, as of the payment date of the Series C Preferred Shares being redeemed. If no maturity exactly corresponds to the Call Date, yields for the two published maturities most closely corresponding to the Call Date will be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical

     Release published prior to the date of determination of the Make-Whole Amount will be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield will be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

          "REIT TERMINATION EVENT" means the earliest to occur of:

     (i) the filing of a federal income tax return by the Company for any taxable year on which the Company does not elect to be taxed as a real estate investment trust;

     (ii) the approval by the stockholders of the Company of a proposal for the Company to cease to qualify as a real estate investment trust for United States federal income tax purposes;

     (iii) the public announcement by the Company that it has ceased to qualify as a real estate investment trust; or

     (iv) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Corporation has ceased to qualify as a real estate investment trust.

     None of the foregoing events shall be deemed to constitute a REIT Termination Event, if the Board of Directors shall have received an opinion from nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the Issue Date, as a result, directly or indirectly, of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice, or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or a change in the official position or the interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority, or regulatory body, irrespective of the manner in which such amendment, clarification, or change is made known, which amendment, clarification, or change is effective, or such pronouncement or decision is announced, in each case on or after the Issue Date (collectively, a "Change in Tax Law"), there is the creation, directly or indirectly, by such Change in Tax Law of more than an insubstantial risk that the Corporation will no longer be qualified to be taxed as a real estate investment trust for United States federal income tax purposes.

          "REPURCHASE DATE" means the date of repurchase of the Series C Preferred Shares or the date such payment is made available.

          "RETAIL CAPITAL RESERVE" means for any period, $.0425 per square foot of retail improvements for each fiscal quarter to occur during such period (in connection with any annualized calculation, the Retail Capital Reserve used in such calculation shall also be annualized).

          "RETAIL CAPITAL RESERVE REDUCTION AMOUNT" means the greater of (i) the Retail Capital Reserve for the applicable period or (ii) the actual Capital Expenditures incurred for the applicable period (in connection with any annualized calculation, the Retail Capital Reserve Reduction Amount used in such calculation shall also be annualized).

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERIES C PREFERRED SHARES" means the shares of Series C Cumulative Redeemable Preferred Stock.

          "SET APART FOR PAYMENT" includes, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Company; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series C Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Shares means placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "STATISTICAL RELEASE" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or such other comparable index which shall be designated by the Company.

          "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or having control of any such entity are at the same time directly or indirectly owned by the Company or CESLP.

          "TOTAL DEBT" means all Indebtedness of CESLP, on a consolidated basis, and the CES Share of the Indebtedness of any Investment Affiliate (without offset or reduction in respect of prepaid interest, restructuring fees or similar items).

          "TRANSFER AGENT" means Smith Realty Company or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Shares.

          "TRIGGER EVENT" means the occurrence any of the following events prior to the Reduced Dividend Trigger Date:

     (i) As of the end of any fiscal quarter of the Company, the Leverage Ratio shall be greater than 60%; or

     (ii) As of the end of any fiscal quarter of the Company, the Fixed Charge Coverage Ratio shall be less than 1.5 to 1.0; or

     (iii) A REIT Termination Event occurs, without the prior consent of holders of a majority of the outstanding Series C Preferred Shares, and the rating assigned to the Series C Preferred Shares by the Rating Agency on the Rating Determination Date is lower than the Initial Rating and the rating assigned to the Series C Preferred Shares by the Rating Agency immediately prior to the first public announcement of such REIT Termination Event is higher than the rating on the Rating Determination Date. The Company shall request the Rating Agency to reaffirm its rating promptly after such public announcement.

          "UNRESTRICTED TANGIBLE ASSETS" means the tangible assets of CESLP and its Consolidated Subsidiaries other than real estate assets, security deposits, escrow accounts and other reserve accounts.

                         FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences pertaining to the acquisition, ownership and disposition of Series C Preferred Shares. This discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations. The discussion is based on current law and does not purport to deal with all aspects of federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstance or to certain types of shareholders (including insurance companies, financial institutions, broker-dealers, tax exempt investors, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The Company has not requested and will not request a ruling from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax issues discussed below. Prospective investors should consult, and must depend on, their own tax advisors regarding the federal, state, local, foreign and other tax consequences of holding and disposing of Series C Preferred Shares.

TAXATION OF HOLDERS OF SERIES C PREFERRED SHARES

     DIVIDENDS AND OTHER DISTRIBUTIONS; BACKUP WITHHOLDING. For a discussion of the taxation of the Company, the treatment of dividends and other distributions with respect to shares of the Company, and the backup withholding rules, see the captions "Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of Shareholders" in the accompanying Prospectus. In determining the extent to which a distribution on the Series C Preferred Shares constitutes a dividend for tax purposes, the earnings and profits of the Company will be allocated first to distributions with respect to the Series A, Series B, and Series C Preferred Shares, on a pro rata basis, and then to the Common Shares.

     SALE OR EXCHANGE OF SERIES C PREFERRED SHARES. As used herein, the term "U.S. Shareholder" means a holder of Series C Preferred Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     In general, a taxable U.S. Shareholder will realize gain or loss on the sale or other disposition of Series C Preferred Shares equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Shareholder's adjusted basis of such Series C Preferred Shares. Such gain or loss will be capital gain or loss if the Series C Preferred Shares have been held as a capital asset. In the case of a taxable U.S. Shareholder that is a corporation, such capital gain or loss will be long-term capital gain or loss if such Series C Preferred Shares have been held for more than one year. Generally, in the case of a taxable non-corporate U.S. Shareholder, such capital gain or loss will be taxed (i) at a maximum rate of 20% if such Series C Preferred Shares have been held for more than 18 months; (ii) at a maximum rate of 28% if such Series C Preferred Shares have been held for more than one year but not more than 18 months; and (iii) for dispositions occurring after December 31, 2000, at a maximum rate of 18% if the Series C Preferred Shares have been held for more than five years. The 1997 Act allows the IRS to issue regulations relating to how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities," which include REITs such as the Company, and to sales of interests in "pass-through entities." To date, the IRS has not issued such regulations, but if issued, such regulations could affect the taxation of gain and loss realized on the disposition of Series C

Preferred Shares. Shareholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.

     Loss upon a sale or exchange of Series C Preferred Shares by a taxable U.S. Shareholder who has held such Series C Preferred Shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. For a taxable non-corporate U.S. Shareholder, the long-term capital loss will be apportioned among the applicable long-term capital gain groups to the extent that distributions received by such U.S. Shareholder were previously so treated.

     REDEMPTION OF SERIES C PREFERRED SHARES. The treatment accorded to any redemption by the Company (as distinguished from a sale, exchange or other disposition) of Series C Preferred Shares can only be determined on the basis of particular facts as to each holder of Series C Preferred Shares at the time of redemption. In general, a holder of Series C Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of Series C Preferred Shares upon the redemption and such holder's adjusted tax basis in the Series C Preferred Shares redeemed (provided the Series C Preferred Shares are held as a capital asset) if such redemption (i) results in a "complete termination" of the interest of the holder of Series C Preferred Shares in all classes of stock of the Company under Section 302(b)(3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of Series C Preferred Shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any Series C Preferred Shares owned by the holder, but also such holder's ownership of Common Shares, other Parity Shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of Series C Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

     If a particular holder of Series C Preferred Shares owns (actually or constructively) no Common Shares of the Company or an insubstantial percentage of the outstanding Common Shares of the Company based upon current law, it is probable that the redemption of Series C Preferred Shares from such a holder would be considered "not essentially equivalent to a dividend."
 However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of Series C Preferred Shares intending to rely on any of these tests at the time of redemption should consult its own tax adviser to determine their application to its particular situation.

     If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series C Preferred Shares will be treated as a distribution on the Series C Preferred Shares as described under "Federal Income Tax Considerations--Taxation of Shareholders" in the accompanying Prospectus. If the redemption is taxed as a dividend, the shareholder's adjusted tax basis in the Series C Preferred Shares will be transferred to any other stock in the Company held such shareholder. If the shareholder owns no other stock in the Company, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

                                  USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Series C Preferred Shares offered hereby are estimated to be approximately $49 million, after payment of offering expenses payable by the Company. The Company intends to use the net proceeds to repay a portion of the amounts outstanding under the Company's revolving credit agreement, which had a weighted average interest rate of 6.9% as of December 31, 1997, and for general corporate purposes.

                                PLAN OF DISTRIBUTION

     The Company has agreed, pursuant to a purchase agreement (the "Purchase Agreement") dated as of January 28, 1998 between the Company and Cobalt Capital, LLC (the "Investor") to sell all 500 shares of Series C Preferred Stock offered hereby to the Investor for a total purchase price of $50 million. Prudential Securities, Inc. is an investor in Cobalt Capital, LLC through CGA Group, Ltd., an indirect parent of both CGA Investment Management, Inc. and Cobalt Capital, LLC Prudential Securities, Inc. has acted as placement agent and will receive a fee of $1,000,000 for such services pursuant to a placement agent agreement with the Company. The Company has agreed to indemnify such placement agent against certain liabilities, including liabilities under the Securities Act of 1933.

     In the Purchase Agreement, the Company has agreed to use its reasonable best efforts, upon the request and at the expense of the Investor, to cause the Series C Preferred Shares to be listed for trading on a national securities exchange or authorized for trading through an inter-dealer quotation system, provided that the Investor and its affiliates own at least 250 Series C Preferred Shares and that shares of preferred stock of the Company with an aggregate liquidation preferance of $100,000,000 are then listed for trading on a national securities exchange or authorized for trading through an inter-dealer quotation system.


                                   LEGAL MATTERS

     The validity of the issuance of the shares of Series C Preferred Stock pursuant to this Prospectus Supplement will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C.

                                  PROSPECTUS

                                 $361,895,625

                  CHARLES E. SMITH RESIDENTIAL REALTY, INC.

 Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Common
                               Stock Warrants
                              ----------------

     Charles E. Smith Residential Realty, Inc. (the "Company") may from time to time offer in one or more series (i) unsecured debt securities ("Debt Securities"), (ii) shares of preferred stock ("Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (iv) shares of common stock, $.01 par value per share ("Common Stock"), and (v) warrants exercisable for Common Stock ("Common Stock Warrants"), with an aggregate public offering price of up to $361,895,625 (or its equivalent based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Common Stock Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be described in one or more supplements to this Prospectus (a "Prospectus Supplement").

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, any terms for redemption at the option of the Company or repayment at the option of the holder, any terms for any sinking fund payments, any terms for conversion into Preferred Stock or Common Stock of the Company, covenants and any initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share, (iv) in the case of Common Stock, any initial public offering price; and (v) in the case of Common Stock Warrants, the specific title and aggregate number, and the issue price and the exercise price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust for federal income tax purposes.

     The applicable Prospectus Supplement also will contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

  See "Risk Factors" beginning on page 2 for a discussion of certain factors relating to an investment in the Securities.
                               -----------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                                A CRIMINAL OFFENSE.
                               -----------------
 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
                    MERITS OF THIS OFFERING.  ANY REPRESENTATION
                            TO THE CONTRARY IS UNLAWFUL.
                               -----------------

               The date of this Prospectus is January 30, 1998.

                                  THE COMPANY

General

     The Company is a self-administered and self-managed equity real estate investment trust ("REIT") that is engaged primarily in the acquisition, development, management and operation of multifamily properties in the Washington, D.C. metropolitan area. The Company, together with its subsidiaries, is a fully integrated real estate company with in-house acquisition, development, financing, marketing and property management and leasing expertise. The Company's primary strategy for growth is to acquire, develop, own and manage high quality multifamily properties for long-term income generation and value appreciation.

     The Company is the sole general partner and owned approximately 50% of the units of limited partnership interest ("Units") in Charles E. Smith Residential Realty L.P. (the "Operating Partnership") as of September 30, 1997. The other limited partners of the Operating Partnership are the former limited and general partners of partnerships that owned the properties, and the former owners of certain property service businesses, acquired by the Operating Partnership at the time of its formation in June 1994 or thereafter. All of the Company's properties, property interests, and business assets are owned by, and its operations conducted through, the Operating Partnership and its subsidiaries.
In addition, the Operating Partnership owns 100% of the nonvoting common stock, which represents 99% of the total economic interest, of three operating companies (collectively, the "Property Service Businesses") which provide management and leasing services, engineering and technical services and interior construction and renovation services to the properties owned by the Operating Partnership and to other multifamily, retail, and office properties. As of October 10, 1997, the Company, through the Operating Partnership, owned
47 multifamily apartment communities containing a total of 18,236 units (the "Multifamily Properties"), two retail centers containing approximately 436,000 square feet of retail space (the "Retail Properties", and together with the Multifamily Properties, the "Properties"), a substantial majority of which are located in the Washington, D.C. metropolitan area. The Company also manages over 4,000 additional apartment units for other owners.

     The Company's executive offices are located at 2345 Crystal Drive, Crystal City, Arlington, Virginia 22202, and its telephone number is (703) 920-8500.
The Company is a Maryland corporation formed in 1993, and completed its initial public offering on June 30, 1994. The Operating Partnership is a Delaware limited partnership formed in 1993; it commenced business operations on June 30, 1994.
                                 RISK FACTORS

     Prospective investors should carefully consider, among other factors, the matters described below.

Real Estate Investment Risks

     General. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate and the Company's ability to service debt will depend in large part on the amount of income generated, expenses incurred and capital expenditures required. The Company's income from multifamily or retail properties may be adversely affected by a number of factors, including the general economic climate and local real estate conditions, such as an oversupply of, or a reduction in demand, for apartment or retail space in the area and the attractiveness of the properties to residents and shoppers. In addition, income from properties and real estate values also are affected by such factors as the cost of compliance with government regulation, including zoning and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing.
Certain significant expenditures associated with each equity investment by the Company in a property (such as mortgage payments, if any, real estate taxes and maintenance costs) also are generally not reduced when circumstances cause a reduction in income from the property.

     Debt Financing.   The Company is subject to the risks associated with debt
financing, including the risk that the Company's cash provided by operating activities will be insufficient to meet required payments of principal and interest, the risks of rising interest rates on the Company's floating rate debt, the risk that the Company will not be able to prepay or refinance existing indebtedness on the Properties (which generally will not have been fully amortized at maturity) or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. In the event the Company is unable to secure refinancing of such indebtedness on acceptable terms, the Company might be forced to dispose of properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect the cash flow available for distribution to equity holders or debt service. In addition, if a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the mortgage securing the property could be foreclosed upon by, or the property could be otherwise transferred to, the mortgagee with a consequent loss of income and asset value to the Company.

     Renewal of Leases and Reletting of Space at Retail Properties.   The
Company is subject to the risks that upon expiration of leases for space located at Retail Properties, the leases may not be renewed, the space may not be relet or the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Although the Company has established an annual budget for renovation and reletting expenses that it believes are reasonable in light of each Retail Property's situation, no assurance can be given that this budget will be sufficient to cover these expenses. If the Company is unable to promptly relet or renew leases for all or substantially all of the space at its Retail Properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if the Company's reserves for these purposes prove inadequate, then the Company's cash provided by operating activities and ability to make expected distributions to shareholders or debt service payments could be adversely affected.

     Dependence on the Washington, D.C. Metropolitan Area Market. A substantial majority of the Properties are located in the Washington, D.C. metropolitan area market. While the Company may pursue acquisitions and development in other markets, a decline in the economy or rental activities in this market may adversely affect the ability of the Company to make distributions to its shareholders.

          Possible Environmental Liabilities. Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.
The Company has not been notified by any governmental authority of any material non-compliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other material environmental condition with respect to any of the Properties. No assurance, however, can be given that no prior owner created any material environmental condition not known to the Company, that no material environmental condition with respect to any Property has occurred during the Company's ownership thereof, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

     Rent Control Laws. As of October 27, 1997, eleven of the Properties, representing 3,712 units or 20.4% of the total apartment units owned by the Company, which were built prior to 1976 and are located in the District of Columbia, were subject to the District's rent control laws that potentially restrict a property owner's ability to increase rents and to recover increases in operating expenses and the costs of capital improvements. Although these rent control provisions currently allow the maximum rent "ceiling" to be increased annually in response to several factors, recent legislative changes have limited the Company's ability to take full advantage of the available "ceilings" in any one year. Thus, no assurance can be given that the Company will be able to raise rents under the new legislation to levels that reflect future market rates.

     District of Columbia Tenants' Rights. Under the District of Columbia Rental Housing Conversion and Sale Act of 1980 (the "Conversion Act"), in the event of a "sale" of a residential property in the District of Columbia, the tenants have a right of first refusal to purchase the property as well as a right to match offers made on the property by prospective purchasers. A transfer of all of the partnership interests of a partnership that owns such property, or a transfer of all of the stock of a corporation that owns such property, is considered to be a "sale" within the meaning of the Conversion Act. Consequently, essentially all future acquisitions and sales by the Company of residential properties located in the District of Columbia will be subject to the rights of the tenants of such properties to purchase the properties at the offered price. Such tenants' rights may make it difficult for the Company to purchase or sell residential properties located in the District of Columbia even if a purchase or sale were in the interests of the Company's shareholders.

Conflicts of Interest

     Certain members of the Company's Board of Directors and officers (including Robert H. Smith and Robert P. Kogod) own Units in the Operating Partnership and, thus, may have interests that conflict with shareholders with respect to business decisions affecting the Company and the Operating Partnership. In particular, a holder of Units may suffer different and/or more adverse tax consequences than the Company upon the sale or refinancing of some of the Properties as a result of unrealized gain attributable to certain Properties. These Unit holders and the Company, therefore, may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of Properties. Although the Company, as the sole general partner of the Partnership, has the exclusive authority as to whether and on what terms to sell or refinance an individual Property, these Unit holders might seek to influence the Company not to sell or refinance the Properties, even though such sale might otherwise be financially advantageous to the Company, or may seek to influence the Company to refinance a Property with a higher level of debt than would be in the best interests of the Company.

     Messrs. Smith and Kogod hold interests in certain companies that in the past have performed property management, leasing, construction management, insurance brokerage and other services with respect to the Properties. These companies may perform similar services for the Company in the future. As a result of their financial interest in these companies, Messrs. Smith and Kogod may realize benefits from transactions between such companies and the Company that are not realized by other shareholders of the Company. In addition, Messrs. Smith and Kogod, as directors of the Company, may be in a position to influence the Company to do business with companies in which they have a financial interest. Also, Messrs. Smith and Kogod continue to hold general and limited partnership interests in certain limited partnerships that own multifamily and commercial properties that were not acquired by the Company at the time the Company was formed and acquired its assets, which may give rise to conflicts of interest concerning the fulfillment of their responsibilities as officers and directors of the Company. Although the Company has adopted certain policies designed to eliminate or minimize potential conflicts of interest, including a policy which requires that transactions in which a director or officer of the Company has a conflict of interest be approved by a majority of the disinterested directors, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts, or that such transactions, if any, will be on terms as favorable to the Company as could be obtained in an arms-length transaction with a third party.

Development and Acquisition Risks

     The Company intends to continue development of new multifamily and retail properties (including expansions of existing Properties on the land adjacent to those Properties) and to consider acquisitions of multifamily and retail properties where it believes that such development or acquisition is consistent with the business strategies of the Company. New project development is subject to a number of risks, including construction delays or cost overruns that may increase project costs, financing risks as described above, the failure to meet anticipated occupancy or rent levels as and when expected, failure to receive required zoning, occupancy and other governmental permits and authorizations and changes in applicable zoning and land use laws, which may result in the incurrence of development costs in connection with projects that are not pursued to completion. In addition, because the Company must distribute 95% of its taxable income (excluding any net capital gain) in order to maintain its qualification as a REIT, the Company anticipates that new developments and acquisitions will be financed primarily through lines of credit or other forms of secured or unsecured construction financing. If permanent debt or equity financing is not available on acceptable terms to refinance such new developments or acquisitions are undertaken without permanent financing, further development activities or acquisitions may be curtailed or cash available for distribution to shareholders or to meet debt service obligations may be adversely affected. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment. See "Real Estate Investment Risks" above.

Risks Associated with Leverage

     The Company intends to fund acquisitions and development of properties primarily through short-term borrowings, and also out of undistributed cash flow from operating activities. The Company expects to finance or refinance such properties on a longer term basis when market conditions are appropriate either with long-term indebtedness or equity financing, depending upon the economic conditions at the time of refinancing. The Company's debt-to-total market capitalization ratio (i.e., the ratio of total indebtedness to the market value of issued and outstanding Common Stock, shares of Preferred Stock ("Preferred Stock") and Units plus total indebtedness) (the "Debt-to-Total Market Capitalization Ratio") as of September 30, 1997 was 37.2%. The Company has adopted a policy of incurring debt (including debt incurred under its line of credit) only if upon such incurrence the Company's Debt-to-Total Market Capitalization Ratio would be 60% or less. The Company's Articles of Incorporation, as amended (the "Charter"), however, do not contain any limitation on the amount or percentage of indebtedness that the Company may incur in the future. Accordingly, the Company could modify the current policy at any time. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that, in turn, could increase the Company's risk of default on its obligations and adversely affect the Company's funds from operations and ability to make expected distributions to its shareholders.

Property Services Risks; Lack of Voting Control over Property Service Businesses

     The Company's Property Service Businesses will continue to be subject to the risks associated with providing services to affiliated and unaffiliated multifamily, retail and office properties. These risks include the risk that management, leasing and other service contracts with property owners will be lost to competitors; that such contracts will not be renewed upon expiration or will not be renewed on terms consistent with current terms; that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties managed by the Property Service Businesses, resulting in decreased management fee income; that leasing and other service activity generally may decline; and that the Property Service Businesses may not be retained to provide certain property services that property owners are not obligated to retain the Company to provide under existing contractual arrangements. Each of these developments could adversely affect the ability of the Property Service Businesses to make expected distributions to shareholders. In addition, the restrictions applicable to REITs under the Code may limit the Company's ability to expand its Property Service Businesses, and net income from such businesses will be subject to corporate income tax.

     The Company owns 100% of the nonvoting common stock, which represents 99% of the equity, of each of the Property Service Businesses, which conduct the Company's property services business for properties not owned by the Company. The members of the boards of directors of the Property Service Businesses are Messrs. Smith, Kogod and Ernest A. Gerardi, Jr., the Company's Chief Operating Officer. Separate partnerships consisting of certain executives active in the management of the Company and the Property Service Businesses and adult children of Messrs. Smith and Kogod own 100% of the voting common stock, representing 1% of the equity, of each Property Service Business. Therefore, such holders of the voting stock have the ability to elect and remove all members of the boards of directors of the Property Service Businesses. Although the Company's right to receive distributions with respect to its nonvoting common stock cannot be changed by the holders of the voting common stock, the Company is not able to elect directors of the Property Service Businesses, and, therefore, it does not have the right to control the day-to-day decisions of the Property Service Businesses. As a result, decisions relating to the day-to-day operations of the Property Service Businesses may not always reflect the interests of the Company and all of its shareholders.

Changes in Policies

     The major policies of the Company, including its policies with respect to development, acquisitions, financing, growth, operations, debt capitalization and distributions, are determined by its board of directors. Although it has no present intention to do so, the board may amend or revise these and other policies from time to time without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations, funds available for distributions to shareholders or debt service or the market price of the Securities. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of a majority of the Common Shares.

Certain Tax Risks

     Tax Liabilities as a Consequence of the Failure to Qualify as a REIT.   The
Company believes that it has operated so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1994, and intends to continue to so operate. No assurance, however, can be given that the Company has so qualified or will be able to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances that may be wholly beyond the Company's control may affect its ability to qualify or to continue to qualify as a REIT. In addition, no assurance can be given that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the Federal income consequences of such qualification to the Company. If the Company fails to qualify as a REIT, it will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax incurred in such event would significantly reduce the cash flow available for distribution to shareholders and to meet debt service obligations. See "Federal Income Tax Considerations--Taxation of the Company."

     REIT Distribution Requirements and Potential Impact of Borrowings.   To
obtain the favorable tax treatment associated with qualifying as a REIT under the Code, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding net capital gains). See "Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements." The Company could be required to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if management believed that then prevailing market conditions were not generally favorable for such borrowings.

     Other Tax Liabilities.   Even if the Company qualifies as a REIT, the
Company -- through the Operating Partnership and the Property Services Businesses--will be subject to certain Federal, state and local taxes on its income and property. See "Federal Income Tax Considerations--Taxation of the Company and--Other Tax Considerations."

Price Fluctuations of the Common Shares and Trading Volume; Shares Available for Future Sale

     A number of factors may adversely influence the price of the Company's Common Stock in the public markets, many of which are beyond the control of the Company. These factors include possible increases in market interest rates, which may lead purchasers of Common Stock to demand a higher annual yield from distributions by the Company in relation to the price paid for Common Stock, the relatively low daily trading volume of REITs in general, including the Common Stock and any inability of the Company to invest the proceeds of a future offering of Securities in a manner that will increase earnings per share. Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares. As of October 7, 1997, the Company had outstanding 14,895,693 shares of Common Stock, all of which are tradable without restriction under the Securities Act (unless such shares are held by affiliates of the Company). As of October 7, 1997, the Company had outstanding 1,955,219 shares of preferred stock ("Preferred Shares"), 1,216,666 of which will become convertible (subject to the satisfaction of other conditions) into Common Stock on January 1,

1998. As of September 30, 1997, the Company had reserved for possible issuance upon redemption of Units approximately 18.7 million additional shares of Common Stock. 13,609,928 shares issuable upon any future redemption of Units, or issuable under employee benefit plans (the "Plans"), will be tradable without restriction under the Securities Act pursuant to the Registration Statements on Form S-8 filed by the Company in August, 1994, on Form S-3 filed by the Company in June 1995 and July 1996, respectively or the Registration Statement of which this Prospectus is a part. As of October 7, 1997, an additional 14,895,693 Units were eligible to be redeemed for cash or, at the Company's election, shares of Common Stock (such shares will be restricted from sale in the public market unless registered under the Securities Act). In addition, 1,000,000 shares have been reserved for issuance under the Company's Dividend and Distribution Investment and Share Purchase Plan, which plan was registered with the Commission on December 22, 1995. No prediction can be made about the effect that future sales of Common Stock will have on the market prices of shares.

Possible Adverse Consequences of Limits on Ownership of Shares

     In order to maintain its qualification as a REIT, not more than 50% in number or value of the outstanding capital stock of the Company may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order to protect the Company from the risk of losing its REIT status due to a concentration of ownership among its shareholders, the Company has limited ownership of the issued and outstanding shares of capital stock by any single shareholder to 9.8% of either (i) the outstanding Common Stock or (ii) the outstanding capital stock of the Company (determined in each case taking into account certain ownership attribution rules). The Board of Directors may waive the percentage ownership limit for certain entities (but not individuals) if it is satisfied that ownership in excess of this limit will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action is in the best interests of the Company. The Board of Directors has waived the percentage ownership in the case of a particular investment adviser that holds approximately 13.148% of the Common Stock as the record owner on behalf of other beneficial owners and in two instances of the purchase by an accredited investor and the private placement of Preferred and/or Common Stock. A transfer of shares of capital stock to a person who, as a result of the transfer, violates the ownership limit will be void. Shares of Common Stock acquired in breach of the limitation will be automatically exchanged for shares of a separate class of stock not entitled to vote or to participate in distributions ("Excess Stock"). In addition, ownership, either directly or indirectly under the applicable attribution rules of the Code, of stock in excess of the ownership limit generally will result in the conversion of those shares into Excess Stock. The Company will direct a holder of Excess Stock to sell such stock to the Company for the lesser of the price paid or the average closing price for the five trading days preceding the sale or to sell such stock to a person whose ownership of the stock does not violate the ownership limit. See "Description of Common Stock--Restrictions on Transfer; Excess Stock" for additional information regarding the ownership limits.

Restrictions on Acquisition and Change in Control

     Various provisions of the Company's Charter restrict the possibility for acquisition or change in control of the Company, even if such acquisition or change in control were in the shareholders' interest, including the limit on the percentage of shares of Common Stock that may be owned by any person, the staggered terms of the Company's Directors and the ability of the board to issue preferred stock.


                                  USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to invest, contribute or otherwise transfer the net proceeds of any sale of Securities to the Operating Partnership, the economic terms of which will be substantially identical to the terms of the Securities sold. The Operating Partnership would use such net proceeds for general business purposes, including the development and acquisition of additional properties and other acquisition transactions, the payment of certain outstanding debt and improvements to certain properties in the Company's portfolio.

                        RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges for the nine months ended September 30, 1997, and for the years ended December 31, 1996 and 1995 were 2.14, 1.91 and 1.97, respectively.

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before gains from sales of property and extraordinary items plus fixed charges. Fixed charges consist of interest expense, excluding amortization of debt issuance costs. The ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented in this section.

     The Company completed its IPO in June 1994. Prior to such time, certain of the predecessor entities operated in a highly leveraged manner. As a result, although the Properties have historically generated positive net cash flow, the combined financial statements of the predecessor entities show a net loss for the six months ended June 30, 1994. Consequently, the computation of the ratio of earnings to fixed charges for such period indicates that earnings were insufficient to cover fixed charges by approximately $10.7 million. For the fiscal years ended December 31, 1994 and 1993, the ratio of earnings to fixed charges of the Company's predecessor entities, on a pro-forma basis, was 1.93 and 1.89, respectively.

     The reorganization and recapitalization of the Company effected in connection with the IPO permitted the Operating Partnership to deleverage the Properties significantly, resulting in an improved ratio of earnings to fixed charges for periods subsequent to the IPO.


                          DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which this Prospectus and any applicable Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be set forth in the applicable Indenture or in one or more indentures supplemental thereto and described in a Prospectus Supplement relating to such Debt Securities. The Forms of the Senior Indenture (as defined herein) and the Subordinated Indenture (as defined herein) have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

General

     The Debt Securities will be direct, unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures (the "Indentures"). Senior Securities and Subordinated Securities will be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"). The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities. All section references appearing herein are to sections of each Indenture unless otherwise indicated and capitalized terms used but not defined below shall have the respective meanings set forth in each Indenture.

     The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "--Subordination."

     Except as set forth in the applicable Indenture or in one or more indentures supplemental thereto and described in a Prospectus Supplement relating thereto, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Company or as established in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     It is anticipated that each Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The Prospectus Supplement relating to any series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

     (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

     (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

     (4) If convertible in whole or in part into Common Stock or Preferred Stock, the terms on which such Debt Securities are convertible, including the initial conversion price or rate (or method for determining the same), the portion that is convertible and the conversion period, and any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

     (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

     (9) The period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option;

     (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) Any additions to, modifications of or deletions from the terms of such Debt Securities with respect to Events of Default or covenants set forth in the applicable Indenture;

     (14) Whether such Debt Securities will be issued in certificate or book-entry form;

     (15) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (16) The applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

     (17) Whether and under what circumstances the Company will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

     (18) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth in the applicable Indenture or in one or more indentures supplemental thereto, the applicable Indenture will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Restrictions on ownership and transfers of the Company's Common Stock and Preferred Stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Stock--Restrictions on Ownership" and "Description of Common Stock--Restrictions on Transfer." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     "Significant Subsidiary"   means any Subsidiary that is a "significant
subsidiary" (within the meaning of Regulation S-X promulgated under the Securities Act) of the Company.

     "Subsidiary"   means a corporation or a partnership a majority of the
outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Denomination, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Company nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

Merger, Consolidation or Sale

     The Company will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to each Trustee (Sections 801 and 803).

Certain Covenants

     Existence.   Except as described above under "Merger, Consolidation or
Sale", the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

     Maintenance of Properties.   The Company will be required to cause all of
its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1007).

     Insurance.   The Company will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service (Section 1008).

     Payment of Taxes and Other Claims.   The Company will be required to pay or
discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

     Provision of Financial Information.   Whether or not the Company is subject
to Section 13 or 15(d) of the Exchange Act, the Company will be required, to the extent permitted under the Exchange Act, to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Company were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company also will in any event
(x) within 15 days of each Required Filing Date (i) to transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the Financial Information and
(ii) to file with the Trustee copies of the Financial Information, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, to supply copies of such documents to any prospective Holder (Section 1010).

Additional Covenants and/or Modifications to the Covenants Described Above

     Any additional covenants of the Company and/or modifications to the covenants described above with respect to any Debt Securities or series thereof, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or an indenture supplemental thereto and described in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

     Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) default in the payment of an aggregate principal amount exceeding $10,000,000 of any indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or either of its property; and (vii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501).

     If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% of the principal amount of the Outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture (Section
502). Each Indenture also will provide that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     Each Trustee will be required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such Holders (Section 601).

     Each Indenture will provide that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).


Modification of the Indentures

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities of each series affected thereby will have the right to waive compliance by the Company with certain covenants in such Indenture (Section
1013).

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under such Indenture;
(ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     Each Indenture will provide that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed Outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     Each Indenture will contain provisions for convening meetings of the Holders of Debt Securities of a series (Section 501). A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Subordination

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of the principal and interest on such Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Indenture). No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the Holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default (Section 1603 of the Subordinated Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, Holders will be subrogated to the right of Holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of Subordinated Securities.

     Senior Debt will be defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (ii) indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (v) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (vi) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses
(i) through (vi) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities,
(2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. As used in the preceding sentence, the term "purchase money obligations" shall mean indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but shall not include any trade accounts payable. There will not be any restrictions in an Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

     The Company may be permitted under the applicable Indenture to discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     Each Indenture will provide that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of such Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under certain specified sections of Article Ten of such Indenture as specified in the applicable Prospectus Supplement and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section
1403), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the Holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of each Indenture (which sections would no longer be applicable to such Debt Securities as a result of such covenant defeasance) or described in clause (vii) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

Redemption of Securities

     The Indenture provides that the Debt Securities may be redeemed at any time at the option of the Company, in whole or in part, at the Redemption Price, except as may otherwise be provided in connection with any Debt Securities or series thereof.

     From and after notice has been given as provided in the Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of the Debt Securities will be to receive payment of the Redemption Price.

     Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Debt Securities held by such Holder to be redeemed.

     If the Company elects to redeem Debt Securities, it will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed and the redemption date. If less than all the Debt Securities are to be redeemed, the Trustee shall select the Debt Securities to be redeemed pro rata, by lot or in such manner as it shall deem fair and appropriate.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depository identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                           DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue 145,000,000 shares of capital stock, $.01 par value, of which 95,000,000 shares are classified as Common Stock, 45,000,000 shares are classified as Excess Stock, 3,860,067 are classified as Preferred Stock and 1,139,933 shares are not classified. The 1,139,933 shares that are not classified as part of an existing class of stock could be classified by the Board of Directors into one or more series of Preferred Stock. As of October 4, 1997, 3,860,067 shares of Preferred Stock were outstanding.

     Under the Company's Charter, the Board of Directors may from time to time establish and issue one or more series of Preferred Stock. The Directors may classify or reclassify any unissued Preferred Stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Charter and the Company's amended and restated bylaws (the "Bylaws").

General

     The Board of Directors is empowered by the Company's Charter to designate and issue from time to time one or more series of Preferred Stock without shareholder approval. The Board of Directors may determine the relative rights, preferences and privileges of each series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The Preferred Stock will, when issued, be fully paid and nonassessable.

     The Prospectus Supplement relating to any Preferred Stock offered thereby will contain the specific terms thereof, including, without limitation:

     (l)  The title and stated value of such Preferred Stock;

     (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6)  The provision for a sinking fund, if any, for such Preferred Stock;

     (7)  The provision for redemption, if applicable, of such Preferred Stock;

     (8)  Any listing of such Preferred Stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into shares of Common Stock of the Company, including the conversion price (or manner of calculation thereof);

     (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

     (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

     (12) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock. The term "equity securities" does not include convertible Debt Securities.

Dividends

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable Prospectus Supplement) at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

     Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Unless otherwise specified in the Prospectus Supplement, if any shares of Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other capital shares ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Stock, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any Common Stock, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital shares of the Company, the terms of such Preferred Stock may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable capital shares of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not (a) redeem any shares of Preferred Stock of any series unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed or (b) purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of shares of Preferred Stock to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder's conversion rights,
if any, as to such shares shall terminate.   If fewer than all of the shares
of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital shares of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital shares of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Holders of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Whenever dividends on any Preferred Stock shall be in arrears for six or more consecutive quarterly periods, the holders of such Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two Directors.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to such series of Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the

Company's Charter or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in
(ii) above, so long as the shares of Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

Shareholder Liability

     As discussed below under "Description of Common Stock," applicable Maryland law provides that no shareholder, including holders of shares of Preferred Stock, shall be personally liable for the acts and obligations of the Company and that the funds and property of the Company shall be the only recourse for such acts or obligations.

Restrictions on Ownership

     As discussed below under "Description of Common Stock--Ownership
Limits," for the Company to qualify as a REIT under the Internal Revenue
Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition to the ownership limitations described under "Description of Common Stock -- Restrictions on Transfer; Excess Stock -- Ownership Limits" (which limits may impact on the acquisition, holding and/or disposition of Preferred Stock), the Designating Amendment for each series of Preferred Stock may contain specific provisions restricting the ownership and transfer of shares of Preferred Stock.

Registrar and Transfer Agent

     The Registrar and Transfer Agent for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                          DESCRIPTION OF DEPOSITARY SHARES

General

     The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (a "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Preferred Stock Depositary, the Company will cause such Preferred Stock Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to Deposit Agreements and the Depositary Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

Dividends and Other Distributions

     A Preferred Stock Depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

     In the event of a distribution other than in cash, a Preferred Stock Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case such Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock which has been converted or exchanged.

Withdrawal

     Upon surrender of the Depositary Receipts at the corporate trust office of the applicable Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the applicable Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the applicable Preferred Stock

Depositary will be required to deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption

     Whenever the Company redeems shares of Preferred Stock held by a Preferred Stock Depositary, such Preferred Stock Depositary will be required to redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to such Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Shares will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that preserves the REIT status of the Company. See "Description of Preferred Stock-Redemption."

Voting

     Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a Preferred Stock Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct such Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Such Preferred Stock Depositary will be required to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by such Preferred Stock Depositary in order to enable such Preferred Stock Depositary to do so.
 Such Preferred Stock Depositary will be required to abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. A Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of such Preferred Stock Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

Conversion

     The Depositary Shares, as such, will not be convertible into shares of Common Stock or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company's status as a REIT. See "Description of Preferred Stock-Restrictions on Ownership." Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to such Preferred Stock Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of stock, and the Company will agree that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or

Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

     Any form of Depositary Receipt evidencing Depositary Shares which will represent Preferred Stock and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between the Company and the applicable Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     A Deposit Agreement will be permitted to be terminated by the Company upon not less than 30 days' prior written notice to the applicable Preferred Stock Depositary if (i) such termination is necessary to preserve the Company's status as a REIT or (ii) a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such Preferred Stock Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Preferred Stock Depositary with respect to such Depositary Receipts. The Company will agree that if a Deposit Agreement is terminated to preserve the Company's status as a REIT, then the Company will use its best efforts to list the Preferred Stock issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into stock of the Company not so represented by Depositary Shares.

Charges of Preferred Stock Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, the Company will pay the fees and expenses of a Preferred Stock Depositary in connection with the performance of its duties under a Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of a Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

Resignation and Removal of Depositary

     A Preferred Stock Depositary will be permitted to resign at any time by delivering to the Company notice of its election to do so, and the Company will be permitted at any time to remove a Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     A Preferred Stock Depositary will be required to forward to holders of Depositary Receipts any reports and communications from the Company which are received by such Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither a Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under a Deposit Agreement. The obligations of the Company and a Preferred Stock Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the applicable Depositary Shares), gross negligence or willful misconduct, and neither the Company nor any applicable Preferred Stock Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and any Preferred Stock Depositary will be permitted to rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event a Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, such Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF COMMON STOCK

General

     The authorized capital stock of the Company consists of 145,000,000 shares of capital stock, $.01 par value, of which 95,000,000 shares are classified as Common Stock, 45,000,000 shares are classified as Excess Stock, 3,860,067 are classified as Preferred Stock, and 1,139,933 shares are not classified. At October 7, 1997, there were 14,895,693 shares of Common Stock outstanding. Under the Company's Charter, the Board of Directors may issue, without any further action by the shareholders, shares of capital stock in one or more series having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the Board of Directors may determine and as may be evidenced by articles supplementary to the Charter adopted by the Board of Directors. The following description of the terms and provisions of the shares of capital stock of the Company and certain other matters does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of Maryland law and the Company's Charter.

      Subject to such preferential rights as may be granted by the Board of Directors in connection with the future issuance of Preferred Stock, holders of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared on the Common Stock by the Board of Directors in its discretion from funds legally available therefor. Neither the Charter nor the Bylaws provide for cumulative voting for the election of directors. The Company depends upon distributions from the Operating Partnership to fund its dividends to shareholders. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of Preferred Stock.
 Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon. Holders of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares.

     Common Stock currently outstanding is listed for trading on the New York Stock Exchange (the "NYSE"). The Company will apply to the NYSE to list the additional Common Stock to be sold pursuant to any Prospectus Supplement, and the Company anticipates that such shares will be so listed.

     Both the Maryland general corporation law and the Company's Charter provide that no shareholder of the Company will be personally liable for any obligations of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it will be the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

Classification and Removal of Board of Directors; Other Provisions

     The Charter of the Company provides for the Board of Directors to be divided into three classes of directors, with each class to consist as nearly as possible of an equal number of the directors. The term of office of one class of directors (2 directors) will expire at the 1998 annual meeting of shareholders; the term of office of the next class of directors (2 directors) will expire at the 1999 annual meeting of shareholders; and the term of office of the third class of directors (3 directors) will expire at the 2000 annual meeting of shareholders. At each annual meeting of shareholders, the class of directors to be elected at such meeting will be elected for a three year term, and the directors in the other two classes will continue in office. Because holders of Common Stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

      The Charter also provides that, except for any directors who may be elected by holders of a class or series of capital stock other than Common Stock, directors may be removed only for cause and only by the affirmative vote of shareholders holding at least 80% of all the votes entitled to be cast for the election of directors. Vacancies on the Board of Directors may be filled by the affirmative vote of the remaining directors and, in the case of a vacancy resulting from the removal of a director, by the shareholders by a majority of the votes entitled to be cast for the election of directors. A vote of shareholders holding at least 80% of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and director removal provisions. Under the Charter, the power to amend the Bylaws of the Company is vested exclusively in the Board of Directors, and the shareholders will not have any power to adopt, alter or repeal the Bylaws absent amendment to the Charter. These provisions may make it more difficult and time consuming to change majority control of the Board of Directors of the Company and, thus, reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

      Because the Board of Directors has the power to establish the preferences and rights of additional series of capital stock without further shareholder vote, the Board of Directors may afford the holders of any series of senior capital stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of any such senior capital stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors, however, currently does not contemplate the issuance of any series of capital stock other than the Common Stock and Excess Stock (see "--Restrictions on Transfer; Excess Stock" below).

      The Bylaws of the Company provide that, with respect to an annual meeting of shareholders, the proposal of business to be considered by shareholders may be made only (i) by or at the direction of the Board of Directors or (ii) by a shareholder who has complied with the advance notice procedures set forth in the Bylaws. In addition, with respect to any meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Special Statutory Requirements for Certain Transactions

     Business Combination Statute. The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested shareholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a Company and an interested shareholder and requires a supermajority vote for such transactions after the end of the five-year period.

     "Interested Shareholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of the Maryland corporation. "Business Combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to Interested Shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an Interested Shareholder or its affiliates for a period of five years after the date on which the shareholder first became an Interested Shareholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the Interested Shareholder. A Business Combination with an Interested Shareholder that is approved by the board of directors of a Maryland corporation at any time before an Interested Shareholder first becomes an Interested Shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not Interested Shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any Business Combination of a corporation with a shareholder who was an Interested Shareholder on the date of the shareholder vote.

     As permitted by Maryland law, the Company has exempted from the Maryland business corporation statute any Business Combination with Messrs. Smith or Kogod, and all persons, firms and corporations affiliated with, or acting in concert or as a group with, either of them, as well as any Business Combination that involves the redemption of Units for shares of Common Stock.

     Control Share Acquisition Statute. Maryland law imposes limitations on the voting rights in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33-1/3% and 50% acquisition levels, and requires a 2/3 shareholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of a meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or by-laws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an acquiring person statement is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the charter or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares that result in the acquiring person having majority voting power, then minority shareholders have appraisal rights. An acquisition of shares may be exempted from the control share statute, provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. Pursuant to the foregoing, the Company's Charter provides that any acquisition of shares of capital stock of the Company that is not prohibited by the terms of the restrictions on transfer described below under "--Restrictions on Transfer; Excess Stock" is exempted from the provisions of the control share acquisition statute.

Restrictions on Transfer; Excess Stock

     Ownership Limits. The Charter contains certain restrictions on the number of shares of capital stock that individual shareholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first taxable year in which the Company qualifies as a REIT). In addition, the capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Charter of the Company contains restrictions on the acquisition of capital stock, including Common Stock.

     Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.8% in number or value of the issued and outstanding shares of Common Stock, or (ii) 9.8% in number or value of the issued and outstanding shares of capital stock of the Company (including both Common Stock and Preferred Stock), which even is more restrictive (the "Ownership Limit"). The Board of Directors in its discretion may waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

     Messrs. Smith and Kogod, members of their families and entities that they control are subject to the Ownership Limit, and they also are subject to certain additional special ownership limitations. Messrs. Smith and Kogod, members of their families and entities that they control are prohibited from acquiring additional shares of Common Stock (or rights to acquire shares), if, as a result of, and giving effect to, such acquisition, any tenant would be regarded as a Related Party Tenant for purposes of Section 856(b)(2)(B) of the Code (see "Federal Income Tax Considerations--Requirements for Qualification--Gross Income Tests") and the Company would be considered to receive more than 0.5% of its gross annual revenue from Related Party Tenants.

     Notwithstanding any of the foregoing ownership limits, no holder may own or acquire, either directly or constructively under the applicable attribution rules of the Code, any shares of any class of the Company's stock if such ownership or acquisition (i) would cause more than 50% in value of the Company's outstanding stock to be owned, either directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds), (ii) would result in the Company's stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution), or (iii) would otherwise result in the Company failing to qualify as REIT.

     If any shareholder purports to transfer shares to a person and either the transfer would result in the Company failing to qualify as a REIT, or such transfer would cause the transferee to hold shares in excess of more than the applicable Ownership Limit or Existing Holder Limit, the purported transfer shall be null and void, and the intended transferee will acquire no rights or economic interest in the shares, and the shareholder will be deemed to have transferred the shares of Common Stock to the Company in exchange for shares of Excess Stock, which will be deemed to be held by the Company as trustee of a trust for the exclusive benefit of the person or persons to whom the shares can be transferred without violating the ownership limit. In addition, if any person owns, either directly or constructively under the applicable attribution rules of the Code, shares of capital stock in excess of the applicable Ownership Limit, such person will be deemed to have exchanged the shares of capital stock that cause the Ownership Limit to be exceeded for an equal number of shares of Excess Stock, which will be deemed to be held by the Company as trustee of a trust for the exclusive benefit of the person or persons to whom the share can be transferred without violating the Ownership Limit.

     A person who holds or transfers shares such that shares of capital stock shall have been deemed to be exchanged for Excess Stock will not be entitled to vote the Excess Stock and will not be entitled to receive any dividends or distributions (any dividend or distribution paid on shares of capital stock prior to the discovery by the Company that such shares have been exchanged for Excess Stock shall be repaid to the Company upon demand, and any dividend or distribution declared but unpaid shall be rescinded). Such person shall have the right to designate a transferee of such Excess Stock so long as consideration received for designating such transferee does not exceed a price that is equal to the lesser of (i) in the case of a deemed exchange for Excess Stock resulting from a transfer, the price paid for the shares in such transfer or, in the case of a deemed exchange for Excess Stock resulting from some other event, the fair market value, on the date of the deemed exchange, of the shares deemed exchanged, and (ii) the fair market value of the shares for which such Excess Stock will be deemed to be exchanged on the date of the designation of the transferee. For these purposes, fair market value on a given date is determined by reference to the average closing price for the five preceding days. The share of Excess Stock so transferred will automatically be deemed to be exchanged for shares of capital stock. Excess Stock may be purchased by the Company for the lesser of the price paid or the average closing price for the five days immediately preceding such purchase. The Company may elect to redeem the Excess Stock for Units.

     If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decisions, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Company.

     All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

     Every owner (or deemed owner) of more than 5% (or such lower percentage as required by the Code or regulations thereunder) in number or value of the issued and outstanding shares of capital stock, including Common Stock, must file a written notice with the Company containing the information specified in the Charter no later than January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Company in writing such information as the Company may request in order to determine the effect on the Company's status as a REIT of such shareholder's direct, indirect and constructive ownership of the shares.

     The foregoing ownership limitations also may have the effect of preventing or hindering any attempt to acquire control of the Company without the consent of the Board of Directors.

Transfer Agent and Registrar

     The Transfer Agent, Registrar and Dividend Disbursing Agent for the shares of Common Stock is First Union National Bank of North Carolina.

                       DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent").
The Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following sets forth certain general terms and provisions of the Common Stock Warrants offered hereby. Further terms of the Common Stock Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (1) the title of such Common Stock Warrants; (2) the aggregate number of such Common Stock Warrants; (3) the price or prices at which such Common Stock Warrants will be issued; (4) the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock Warrants; (5) the designation and terms of the other Securities offered thereby with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such Security offered thereby; (6) the date, if any, on and after which such Common Stock Warrants and the related shares of Common Stock will be separately transferable; (7) the price at which each of the shares of Common Stock purchasable upon exercise of such Common Stock Warrants may be purchased; (8) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum number of such Common Stock Warrants which may be exercised at any one time; (10) information with respect to book entry procedures, if any; (11) a discussion of certain federal income tax considerations; and (12) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

                         FEDERAL INCOME TAX CONSIDERATIONS

General

     The following discussion summarizes the material federal income tax considerations to a prospective holder of Common Stock. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. In addition, if the Company offers one or more series of Debt Securities, Preferred Stock, Depositary Shares, or Common Stock Warrants, then there may be tax consequences for the holders of such Securities not discussed herein. For a discussion of any such additional consequences, see the applicable Prospectus Supplement. As discussed below, the Taxpayer Relief Act of 1997 (the "1997 Act") contains certain changes to the REIT qualification requirements and to the taxation of REITs, which became effective for the Company's taxable years commencing on or after January 1, 1998, that may be material to a holder of Common Stock.

     As used in this discussion, the term "Company" refers solely to Charles
E. Smith Residential Realty, Inc.

     EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR TO DETERMINE THE IMPACT OF SUCH PROSPECTIVE PURCHASER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

     General. The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1994. The Company believes that it was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994, December 31, 1995, December 31, 1996, and December 31, 1997, and the Company believes that its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT. No assurances, however, can be provided that the Company has operated in a manner so as to qualify as a REIT or that it will continue to operate in such a manner in the future. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, which are summarized below. While the Company intends to operate so that it qualifies as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company, no assurance can be given that the actual results of the operations of the Company for any taxable year has satisfied or will satisfy the requirements under the Code for qualification and taxation as a REIT. Further, the anticipated income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "--Failure to Qualify."

     The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is

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qualified in its entirety by the applicable Code provisions, Treasury
Regulations, and administrative and judicial interpretations thereof.

     In any year in which the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it distributes currently to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax on any income that it does not distribute, and in some circumstances, on certain types of income even though that income is distributed. In addition, the Property Services Businesses, which do not qualify as REITs, are subject to federal corporate income tax on their net income.

Requirements for Qualification.

     Organizational Requirements. The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transfer certificates of beneficial interest; (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company believes that it currently satisfies requirements (1) through (6). In addition, the Company's Charter includes restrictions regarding the transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above. See "Description of Common Stock Restrictions on Transfer; Excess Stock." Moreover, pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, if the Company complies with regulatory rules pursuant to which it is required to send annual letters to holders of Common Stock requesting information regarding the actual ownership of the Common Stock, and the Company does not know, or exercising reasonable diligence would not have known, whether it failed to meet requirement (6) above, the Company will be treated as having met the requirement.

     Gross Income Tests. In order to maintain qualification as a REIT, the Company must satisfy two gross income requirements, which are applied on an annual basis, and it must have satisfied a third gross income requirement for each taxable year ending on or before December 31, 1997. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, for its taxable years ending on or before December 31, 1997, the Company must have derived less than 30% of the its gross income (including gross income from prohibited transactions) from short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The Company does not have to meet the 30% test for its taxable years commencing on or after January 1, 1998.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions (relating to the identity of the tenant, the computation of the rent payable, and the nature of the property leased) are met. The Company believes that the portion, if any, of the rents that it receives that fails to qualify as "rents from real property" has been and will continue to be sufficiently small that the Company will satisfy the 75% and 95% gross income tests. The Company's belief with respect to this matter, however, is based upon the advice of counsel with respect to certain

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

technical issues regarding the determination of "rents from real property" that are not definitively answered under the Code, the Treasury Regulations, and published administrative interpretations. There can be no assurance that the Internal Revenue Service (the "IRS") will agree with these conclusions.

     In addition, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services are "usually or customarily rendered" in connection with the rental space for occupancy only and are not otherwise considered "rendered to the occupant" ("Permissible Services"). The Operating Partnership itself and the Property Service Businesses, which are not independent contractors, provide certain services with respect to the Properties. The Company received rulings from the IRS that the provision of certain of these services will not cause the rents received with respect to the Properties to fail to qualify as "rents from real property." The Company also received rulings from the IRS to the effect that certain revenues (including rents from corporate apartments, revenues from laundry equipment, certain parking revenues, and certain revenues related to the provision of telephone and CATV services) will qualify as "rents from real property." Based upon its experience in the multifamily and retail property rental markets in which the Company's properties are located, the Company believes that all services provided to tenants by the Company (whether through the Operating Partnership or through the Property Services Businesses) should be considered "usually or customarily rendered" in connection with the rental of apartments or retail space, as applicable, for occupancy only, although there can be no assurance that the IRS will not contend otherwise. In this regard, if the Operating Partnership contemplates providing services that reasonably might be expected not to meet the "usual or customary" standard, it will arrange to have such services provided by an independent contractor from which neither the Company nor the Operating Partnership receives any income.

     Pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, rents received generally will qualify as rents from real property notwithstanding the fact that the Company provides services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for "impermissible services" with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by the REIT with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that a REIT will be deemed to have received for performing "impermissible services" will be the greater of the actual amount so received or 150% of the direct cost to the REIT of providing those services.

     The Operating Partnership may receive fees for the performance of property management and other services with respect to properties in which the Operating Partnership has a partial interest. Only the portion of the management fee that corresponds to the Operating Partnership's interest in such properties will qualify as "rents from real property," with the balance being nonqualifying income. The Operating Partnership also may receive certain other types of non-qualifying income (including, for example, certain expense reimbursements, and dividends and interest from the Property Service Businesses (which qualify under the 95% gross income test but not under the 75% gross income test)). The Company believes, however, that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

     If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, a 100% tax would be imposed with respect to the "excess net income" attributable to the failure to satisfy the 75% and 95% gross income tests.

     Asset Tests. At the close of each quarter of the Company's taxable year, the Company must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities, other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities. The Operating Partnership owns 100% of the nonvoting stock of each of the Property Service Businesses. In addition, the Operating Partnership holds notes from each of the Property Service Businesses, and by virtue of its ownership of Units, the Company will be considered to own its pro rata share of the assets of the Operating Partnership, including the securities of each of the Property Service Businesses described above. The Operating Partnership, however, does not own more than 10% of the voting securities of any of the Property Service Businesses. In addition, the Company believes that the Company's pro rata share of the value of the securities of each of the Property Service Businesses does not exceed 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS might not contend either that the value of the securities of one or more of the Property Service Businesses exceeds the 5% value limitation, or that all or some of the Property Service Businesses shall be viewed as a single corporation for purposes of the 5% value limitation and that the value of the securities of that corporation exceeds the 5% limitation, or that the nonvoting stock of one or more of the Property Service Businesses should be considered "voting securities" for purposes of the 10% limitation.

     The 5% value requirement must be satisfied not only on the date the Company acquired securities of the Property Service Businesses, but also each time the Company increases its ownership of securities of the Property Service Businesses (including as a result of increasing its interest in the Operating Partnership as Limited Partners exercise their rights to have Units redeemed for shares of Common Stock or, at the option of the Company, cash). Although the Company plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps always will be successful or will not require a reduction in the Operating Partnership's overall interest in the Property Service Businesses.

     Annual Distribution Requirements. To qualify as a REIT, the Company generally must distribute to its shareholders at least 95% of its income (excluding any net capital gains) from each taxable year either during such taxable year or, if certain procedures are followed, during the subsequent taxable year. The Company will be subject to tax on amounts not distributed at regular capital gains and ordinary income rates. With respect to income distributed during a year subsequent to the year in which it was earned by the Company, if the Company does not pay federal income tax with respect to such income, the Company may be subject to a 4% excise tax on such income.

     The Company believes that it has made, and intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement. In that event, the Company may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowing to permit the payments of required dividends.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Tax Aspects of the Company's Investments in the Operating Partnership and Property Service Businesses

     General. All of the Company's investments are through the Operating Partnership, and the Operating Partnership holds substantially all of the Properties through certain subsidiary partnerships. This structure may involve special tax considerations. These tax considerations include: (a) the allocations of income and expense items of the Operating Partnership and such subsidiary partnerships, which could affect the computation of taxable income of the Company, (b) the status of the Operating Partnership and each such subsidiary partnership as partnership (as opposed to an association taxable as a corporation) for income tax purposes, and (c) the taking of actions by the Operating Partnership or any of such subsidiary partnerships that could adversely affect the Company's qualification as a REIT. The Company believes that the Operating Partnership and each of the

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

subsidiary partnerships will be treated for tax purposes as a partnership (and not as an association taxable as a corporation). If, however, the Operating Partnership or any of such subsidiary partnerships were treated as an association taxable as a corporation, the Company would fail to qualify as a REIT for a number of reasons.

     Tax Allocations with Respect to the Properties. The Operating Partnership was formed by way of contributions of appreciated property (including certain of the Properties) to the Partnership at the time of its formation, and it has acquired a number of properties by contribution since that time. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as a "Book-Tax Difference"). The Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code and the regulations thereunder, which allocations will tend to eliminate the Book-Tax Differences with respect to the contributed Properties over the life of the Operating Partnership. However, because of certain technical limitations, the special allocation rules of Section 704(c) of the Code may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed Properties in the hands of the Operating Partnership could cause the Company (i) to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of the Formation Transactions or a subsequent acquisition, and (ii) possibly to be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic or book income allocated to the Company as a result of such sale.

     Property Service Businesses. A substantial portion of the amounts used by the Operating Partnership to fund distributions to partners (which in turn are used by the Company to fund distributions to holders of Common Stock) comes from the Property Service Businesses, through payments on notes issued by the Property Service Businesses and dividends on non-voting stock of the Property Service Businesses held by the Operating Partnership. The Property Service Businesses do not qualify as REITs and thus pay federal, state and local income taxes on their net income at normal corporate rates. The Property Service Businesses attempt to limit the amount of such taxes. There can be no assurance, however, whether or the extent to which measures taken to limit taxes will be successful. Moreover, even if those measures are successful, future increases in the income of the Property Service Businesses inevitably will be subject to income tax. To the extent that the Property Service Businesses are required to pay federal, state and local income taxes, the cash available for distribution to shareholders will be reduced accordingly. In addition, as described above, the value of the securities of each of the Property Service Businesses held by the Operating Partnership cannot exceed 5% of the value of the Operating Partnership's assets at a time when a Limited Partner exercises his or her redemption right (or the Company otherwise is considered to acquire additional securities of a Property Service Business) and the Company cannot own 10% or more of the voting securities of the Property Service Businesses. See " Requirements for Qualification Asset Tests." These limitations may restrict the ability of the Property Service Businesses to increase the size of their respective businesses unless the value of the assets of the Operating Partnership is increasing at a commensurate rate, and they prohibit the Operating Partnership from exercising control over the Property Service Businesses.

Taxation of Shareholders

     Taxation of Taxable Domestic Shareholders. As used herein, the term "U.S. Shareholder" means a holder of Common Stock who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will

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

be taken into account by them as ordinary income, and corporate shareholders will not be eligible for the dividends received deduction as to such amounts.


     Distributions that are designated as capital gain dividends will be taxed to taxable non-corporate (i.e., individuals, estates, or trusts) U.S shareholders as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such shareholders have held their stock. On November 10, 1997, the IRS issued Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% gain distribution (which would be taxable to taxable non-corporate U.S. Shareholders at a maximum rate of 20%), (ii) an unrecaptured Section 1250 gain distribution (which would be taxable to taxable non-corporate U.S. Shareholders at a maximum rate of 25%), or (iii) a 28% rate gain distribution (which would be taxable to taxable non-corporate U.S. Shareholders at a maximum rate of 28%). (If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution.) Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Notice 97-64 further provides that designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.

     Distributions made by the Company that are properly designated as capital gain dividends will be taxable to taxable corporate U.S. Shareholders as long-term gain (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such corporate U.S. Shareholders have held their Common Stock. Such corporate U.S. Shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a taxable U.S. Shareholder to the extent that they do not exceed the adjusted basis of such U.S. Shareholder's Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a taxable U.S. Shareholder's Common Stock, they will be included in income as capital gains, assuming the Common Stock is a capital asset in the hands of the shareholder.

     In general, a taxable U.S. Shareholder will realize gain or loss on the disposition of Common Stock equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Shareholder's adjusted basis of such Common Stock. Such gain or loss will be capital gain or loss if the Common Stock has been held as a capital asset. In the case of a taxable U.S. Shareholder that is a corporation, such capital gain or loss will be long-term capital gain or loss if such Common Stock has been held for more than one year. Generally, in the case of a taxable non-corporate U.S. Shareholder, such capital gain or loss will be taxed (i) at a maximum rate of 20% if such Common Stock has been held for more than 18 months; (ii) at a maximum rate of 28% if such Common Stock has been held for more than one year but not more than 18 months; and (iii) for dispositions occuring after December 31, 2000, at a maximum rate of 18% if the Common Stock has been held for more than five years. The 1997 Act allows the IRS to issue regulations relating to how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities," which include REITs such as the Company, and to sales of interests in "pass-through entities." To date, the IRS has not issued such regulations, but if issued, such regulations could affect the taxaction of gain and loss realized on the disposition of Common Stock. Shareholders are urged to consult with their own tax advisors with respect to the new rules contained in the 1997 Act.

     Loss upon a sale or exchange of Common Stock by a taxable U.S. Shareholder who has held such Common Stock for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. For a taxable non-corporate U.S. Shareholder, the long-term capital loss will be apportioned among the applicable long-term capital gain groups to the extent that distributions received by such U.S. Shareholder were previously so treated.

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

     The Company may elect to require the holders of Common Stock to include the Company's undistributed net capital gains in their income. If the Company makes such an election, the holders of Common Stock will (i) include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) be deemed to have paid their proportionate share of the tax paid by the Company on such undistributed capital gains and thereby receive a credit or refund for such amount. A holder of Common Stock will increase the basis in its Common Stock by the difference between the amount of capital gain included in its income and the amount of the tax it is deemed to have paid. The earnings and profits of the Company will be adjusted appropriately.

     Under certain circumstances, U.S. Shareholders may be subject to backup withholding at the rate of 31% with respect to dividends paid.

     Taxation of Tax-Exempt Shareholders. The Company does not expect the distributions by the Company to a shareholder that is a tax-exempt entity will constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its Common Stock with "acquisition indebtedness" within the meaning of the Code, and the Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Taxation of Non-U.S. Shareholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in Common Stock, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of his Common Stock as described below. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, they will give rise to gain from the sale or exchange of its Common Stock, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of shares of Common Stock (see "Taxation of Shareholders -- Taxation of Taxable Domestic Shareholders" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding paragraph for actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company were to exceed their actual United States federal income tax liability).

     Gain recognized by a Non-U.S. Shareholder upon a sale of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company believes that it currently is a "domestically controlled REIT," and, therefore, the sale of Common Stock will not be subject to taxation under FIRPTA. If the gain on the sale of Common Stock were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Common Stock would be required to withhold and remit to the IRS 10% of the purchase price.

Other Tax Considerations

     Recent Legislation. In addition to the provisions discussed above, the 1997 Act contains a number of technical provisions that either (i) reduce the risk that the Company will inadvertently cease to qualify as a REIT, or (ii) provide additional flexibility with which the Company can meet the REIT qualification requirements. These provisions are effective for the Company's taxable years commencing on or after January 1, 1998.

     State and Local Taxes; District of Columbia Unincorporated Business Tax. The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Stock.

     In this regard, the District of Columbia imposes an unincorporated business income tax, at an effective rate of 9.975% on the "District of Columbia taxable income" of partnerships doing business in the District of Columbia. Because certain of the Properties are located in the District of Columbia, the subsidiary partnership owning these properties will be subject to this tax. Thus, in effect, the Company's share of the "District of Columbia taxable income" attributable to the Properties located in the District of Columbia will be subject to this tax. The Operating Partnership and such subsidiary partnership will attempt to reduce the amount of income that is considered "District of Columbia taxable income," but it is likely that some portion of the income attributable to the Properties located in the District of Columbia will be subject to the District of Columbia tax. To the extent the Operating Partnership or such subsidiary partnership is required to pay the District of Columbia unincorporated business income tax, the cash available for distribution to the Company and, therefore, to its shareholders as dividends will be reduced accordingly. Moreover, a shareholder of the Company will not receive a credit against its own state income tax liability for its share of any District of Columbia unincorporated business income tax paid by the Operating Partnership or such subsidiary partnership. This tax would not apply if the Company were to own and operate its assets directly, rather than through the Operating Partnership; however, the Company's ability to eliminate the Operating Partnership and thus own its assets directly is severely limited.

                                PLAN OF DISTRIBUTION

     The Company may sell Securities in or through underwriters for public offer and sale by them, and also may sell Securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell Securities upon terms and conditions set forth in the applicable Prospectus Supplement. In connection with the sale of the Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its Subsidiaries in the ordinary course of business.

                                   LEGAL MATTERS

     The legality of the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Common Stock Warrants offered hereby will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C.

                                      EXPERTS

     The Company's financial statements and related schedule incorporated by reference herein and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "10-K").

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     3. The Company's Current Reports on Form 8-K dated January 31, 1997 (as amended on Form 8-K/A) and October 3, 1997 (as amended on Form 8-K/A).

     All documents filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be addressed to Mr. Brian A. Cass, the Company's Director of Corporate Finance, at 2345 Crystal
Drive, Arlington, Virginia  22202, telephone number (703) 769-1159.

     As used herein, the term "Company" includes Charles E. Smith Residential Realty, Inc., a Maryland corporation, and one or more of its subsidiaries (including Charles E. Smith Residential Realty L.P., Smith Realty Company, Consolidated Engineering Services, Inc. and Smith Management Construction, Inc.) or, as the context may require, Charles E. Smith Residential Realty, Inc. only or Charles E. Smith Residential Realty L.P. (the "Operating Partnership") only.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                             -------------------------

                                 TABLE OF CONTENTS
                               PROSPECTUS SUPPLEMENT

                                                  Page

The Company...................................    S-3
Description of Series C Preferred Shares......    S-4
Federal Income Tax Considerations.............    S-22
Use Of Proceeds...............................    S-24
Plan of Distribution..........................    S-24
Legal Matters.................................    S-24

Prospectus
The Company...................................       2
Risk Factors..................................       2
Use of Proceeds...............................       7
Ratios of Earnings to Fixed Charges...........       7
Description of Debt Securities................       8
Description of Preferred Stock................      19
Description of Common Stock...................      24
Description of Common Stock Warrants..........      28
Redemption of Units...........................      32
Federal Income Tax Considerations.............      29
Plan of Distribution..........................      35
Legal Matters.................................      36
Experts.......................................      36
Available Information.........................      36
Incorporation of Certain Documents
     by Reference.............................      37






                                     500 Shares

                                  Charles E. Smith
                              Residential Realty, Inc.


                                 Series C Cumulative
                             Redeemable Preferred Stock
                             (par value $.01 per share)

                    (Liquidation Preference $100,000 per share)

                                  ---------------
                               PROSPECTUS SUPPLEMENT
                                  ---------------